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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Bank of Hawaii Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your VOTE is important!

Notice of 2015
Annual Meeting of Shareholders
and Proxy Statement

Meeting Date: April 24, 2015

Bank of Hawaii Corporation
130 Merchant Street
Honolulu, Hawaii 96813

Bank of Hawaii Corporation
130 Merchant Street
Honolulu, Hawaii 96813

March 13, 2015
Dear Shareholder:
The 2015 Annual Meeting of Shareholders of Bank of Hawaii Corporation will be held on Friday, April 24, 2015 at 8:30 a.m. on the Fifth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii. Each shareholder may be asked to present valid picture identification. Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.
The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider and vote upon at the meeting. A report to shareholders on the affairs of Bank of Hawaii Corporation also will be given and shareholders will have the opportunity to discuss matters of interest concerning the Company.
For reasons explained in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR Proposal 1: Election of Directors, FOR Proposal 2: Advisory Vote on Executive Compensation, FOR Proposal 3: Approval of Bank of Hawaii Corporation 2015 Director Stock Compensation Plan, and FOR Proposal 4: Ratification of the Re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2015 fiscal year.
Your vote is very important. Please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting. If you wish to do so, your proxy may be revoked at any time before voting occurs at the Annual Meeting. You may also vote and change your vote by telephone or via the Internet until 1:00 a.m. Central Time, April 24, 2015.
On behalf of the Board of Directors, thank you for your cooperation and support.

Sincerely,

Peter S. Ho Chairman of the Board, Chief Executive Officer, and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 24, 2015

To Our Shareholders:
The 2015 Annual Meeting of Shareholders of Bank of Hawaii Corporation will be held on Friday, April 24, 2015, at 8:30 a.m. on the Fifth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii, for the following purposes:

1.	To elect 14 persons to serve as directors of the Company for a term of one year each until the 2016 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

2.	To hold an advisory vote on executive compensation.

3.	To approve the Bank of Hawaii Corporation 2015 Director Stock Compensation Plan.

4.	To ratify the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.

5.	To transact any other business that may be properly brought before the meeting or any adjournment or postponement thereof.
Shareholders of record of Bank of Hawaii Corporation common stock (NYSE: BOH) at the close of business on February 27, 2015 are entitled to attend the meeting and vote on the business brought before it.
We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted by telephone or via the Internet, or you may complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope.

By Order of the Board of Directors,

Mark A. Rossi
Vice Chairman and Corporate Secretary
Bank of Hawaii Corporation
Honolulu, Hawaii
Dated: March 13, 2015

IMPORTANT
Please sign and return the enclosed proxy card or vote by telephone or on the Internet as promptly as possible. This will save the expense of a supplementary solicitation.
Thank you for acting promptly.
Important Notice Regarding the Availability of Proxy Materials
for the 2015 Annual Meeting of Shareholders to be Held on April 24, 2015.
The Proxy Statement and the Bank of Hawaii Corporation 2014 Annual Report on Form 10-K to Shareholders for the year ended December 31, 2014 are available at www.edocumentview.com/boh. We encourage you to access and review all of the information in the proxy materials before voting.

BANK OF HAWAII CORPORATION
PROXY STATEMENT

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors (the “Board”) of Bank of Hawaii Corporation (the “Company”) is soliciting the enclosed proxy for the Company's 2015 Annual Meeting of Shareholders. The proxy statement, proxy card, and the Company's Annual Report to Shareholders and Annual Report on Form 10-K are being distributed to the Company's shareholders on or about March 13, 2015.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	What is a proxy?

A:
A proxy is your legal designation of another person to vote the shares you own. That other person that you designate is called a proxy who is required to vote your shares in the manner you instruct. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Q:	What am I voting on?

A:
You are voting on the election of directors, the Company's executive compensation as described in the Compensation Discussion and Analysis and related tables, the approval of the Company’s 2015 Director Stock Compensation Plan (“2015 Director Stock Compensation Plan”), the ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year, and any other business that may be properly brought before the meeting. Your votes on the Company’s executive compensation and the ratification of the re-appointment of the Company’s independent public accounting firm are advisory only, and will not bind the Company.

Q:	Who may vote at the annual meeting?

A:
Shareholders of record of Bank of Hawaii Corporation's common stock, par value $0.01 per share, as of the close of business on February 27, 2015 (the “Record Date”) are entitled to attend and vote at the annual meeting. Each share of common stock is entitled to one vote. On the Record Date, there were 43,743,655 shares of common stock issued and outstanding.

Q:	How many votes do we need to hold the annual meeting?

A:
The holders of at least one-third of the outstanding common stock on the Record Date entitled to vote at the annual meeting must be present to conduct business. That amount is called a quorum. Shares are counted as present at the meeting if a shareholder entitled to vote is present and votes at the meeting, has submitted a properly signed proxy, or has properly voted by telephone or via the Internet. We also count abstentions and broker non-votes as present for purposes of determining a quorum.

Q:	What shares can I vote?

A:	You may vote all shares you own on the Record Date.

Q:	Why did I receive a one-page notice (the “Notice”) in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
The rules and regulations of the Securities and Exchange Commission (the “SEC”) allow companies to furnish proxy materials by providing access to such documents on the Internet instead of mailing a printed copy of proxy materials to each shareholder of record. Shareholders who previously requested to receive printed copies of proxy materials by mail will continue to receive them by mail. Shareholders who have not previously indicated a preference for printed copies of proxy materials are receiving the Notice this year. The Notice provides instructions on how to access and review all of the proxy materials and how to submit your proxy on the Internet. If you would like to receive a printed or e-mail copy of the proxy materials, please follow the instructions for requesting such materials in the Notice.

Q:	Why am I being asked to vote on executive compensation?

A:
In 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted, requiring that public company shareholders be given the opportunity for a general advisory vote to approve the compensation paid to named executive officers. This non-binding vote must occur annually, biannually, or triennially. At the Annual Meeting of Shareholders in 2011, our shareholders strongly supported an annual vote on executive compensation and, in light of that preference, the Board determined to hold the advisory vote annually until next determined in 2017 or earlier.

Q:	How can I vote my shares in person at the annual meeting?

A:
If you are a shareholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name as the shareholder of record. If you choose to do that, please bring the enclosed proxy card or notice, admission ticket, and proof of identification. If you hold your shares in street name, you must vote your shares through your broker or other nominee.

Even if you plan to attend the annual meeting, we recommend you also submit your proxy so your vote will be counted if you later decide not to attend the annual meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:
You may vote without attending the annual meeting. If you hold your shares as the shareholder of record, you may instruct the proxies how to vote your shares by mail, telephone, or the Internet. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. Please refer to the summary instructions below and those on your proxy card, or, for shares held in street name, the voting instruction card sent by your broker or nominee.

Mail. You may mail your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage-paid return envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.
Telephone. If you live in the United States, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card.
Internet. If you have Internet access, you may submit your proxy by following the “Vote by Internet” instructions on your proxy card.

Q:	May I change my vote?

A:
Yes. You may change your proxy instructions any time before the vote at the annual meeting. For shares you hold as shareholder of record, you may change your vote by providing notice to the Corporate Secretary, granting a new proxy with a later date or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you also vote at the meeting. If you voted by telephone or via the Internet, you may change your vote until 1:00 a.m. Central Time, April 24, 2015. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:	What is a broker non-vote?

A:
The NYSE allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. Of the proposals anticipated to be brought at the annual meeting, only Proposal 4 (the ratification of the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2015 fiscal year) is considered by the NYSE to be a routine matter. Your broker, therefore, may vote your shares in its discretion on Proposal 4 if you do not instruct your broker how to vote. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. Therefore, your broker will need to return a proxy card without voting on these non-routine matters if you do not give voting instructions with respect to these matters. This is referred to as a "broker non-vote." The NYSE does not consider Proposal 1 (election of Directors), Proposal 2 (advisory vote on executive compensation), or

Proposal 3 (approval of the Company's 2015 Director Stock Compensation Plan) to be routine matters, so your broker may not vote on these matters in its discretion. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these non-routine matters is counted.
Q:    What are the voting procedures?

A:
Proposal 1 (election of Directors) is conducted annually by a majority of the votes cast in an uncontested election. This means that a director shall be elected if the votes cast for such nominee exceed the votes cast against the nominee. In the event of a contested election, the election shall be determined by a plurality of votes cast. This means that the nominees who receive the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not affect the outcome of the vote.

Proposal 2 (advisory vote on executive compensation) and Proposal 3 (approval of the Company's 2015 Director Stock Compensation Plan) require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the meeting. Broker non-votes will be treated as not entitled to vote and will not affect the outcome. Abstentions will have the same effect as votes cast against the proposal. For Proposal 4 (ratification of selection of an independent registered public accounting firm), your broker, bank, trustee, or other nominee may exercise its discretion and vote.

Q:	Why are there only 14 Directors on the ballot for election?

A:
Sitting director David A. Heenan has reached the mandatory retirement age of 75 and is not standing for re-election. The number of directors to be elected has been reduced and fixed by the Board from 15 to 14 directors.

Q:	Is my vote confidential?

A:
Yes. We have procedures to ensure that, regardless of whether shareholders vote by mail, telephone, the Internet, or in person, all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or as expressly permitted by a shareholder. We also have the voting tabulations performed by an independent third party.

Q:	Who will bear the cost of soliciting proxies?

A:
We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees on behalf of the Board will solicit proxies from shareholders, personally, and by telephone, the Internet, facsimile, or other means. None of these employees will receive any additional or special compensation for soliciting proxies. We have retained Georgeson, Inc., 480 Washington Boulevard, Jersey City, New Jersey 07310 to assist in the solicitation of proxies for an estimated fee of $10,000 plus reasonable out-of-pocket expenses. We will, upon request, reimburse brokers or other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Q:	What does it mean if I get more than one proxy card?

A:
It means your shares are registered differently and are in more than one account. Sign and return all proxy cards or vote each proxy card by telephone or Internet, to ensure all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name and address. You may do that by contacting our transfer agent, Computershare Investor Services (1-888-660-5443).

Q:	May I propose actions for consideration at next year's annual meeting of shareholders?

A:
Yes. You may submit proposals for consideration at the 2016 Annual Meeting of Shareholders by presenting your proposal in writing to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813 and in accordance with the following schedule and requirements.

Proposals To Be Included In The Proxy Statement and Voted On At The Meeting. Proposals that shareholders wish to have included in the proxy statement for the 2016 Annual Meeting of Shareholders must be made in accordance with SEC Rule 14a-8. Proposals must be received by the Company's Corporate Secretary on or before November 13, 2015 at the above address.

Proposals To Be Voted On At The Meeting Only. Under Section 1.12 of the Company's By-Laws, for a shareholder to bring a proposal before the 2016 Annual Meeting, the Company must receive the written proposal no later than 80 days nor earlier than 90 days before the first anniversary of the 2015 annual meeting; in other words, no later than February 4, 2016 and no earlier than January 25, 2016. The proposal also must contain the information required in the By-Laws. If you wish to make one or more nominations for election to the Board, the required information includes, among other things, the written consent of such individual to serve as director and (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each nominee, and (iii) the number of shares of Bank of Hawaii Corporation common stock each nominee beneficially owns. These advance notice provisions are separate from the requirements a shareholder must meet to have a proposal included in the proxy statement under SEC rules. By complying with these provisions, a shareholder may present a proposal in person at the meeting, but will not be entitled to have the proposal included in the Company's proxy statement unless they comply with the requirements described in the preceding paragraph. Persons holding proxies solicited by the Board may exercise discretionary authority to vote against such proposals.

Q:	Where can I find the voting results of the annual meeting?

A:	We plan to announce preliminary voting results at the annual meeting. We will publish final voting results in a report on Form 8-K within four business days of the annual meeting.

Q:	What happens if the meeting is postponed or adjourned?

A:	Your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Q:	Where can I find out more information about the Company before the annual meeting?

A:	You can find more information about the Company on-line at: www.boh.com.

PROPOSAL 1: ELECTION OF DIRECTORS
BOARD OF DIRECTORS
The Company’s Certificate of Incorporation requires that the Company’s Board consist of not fewer than three directors and not more than 15 directors. The Board has fixed the number of directors at 14. Each of the 14 directors listed below has been nominated for a one-year term to serve until the 2016 Annual Meeting of Shareholders and until their successors are elected and qualified. In the event that any or all of the director nominees are unable to stand for election as director, the Board, upon the recommendation of the Nominating & Corporate Governance Committee, may select different nominees for election as directors.
Certain information with respect to each of the nominees is set forth below, including his or her principal occupation, qualifications, and directorships during the past five years. Each nominee has consented to serve and all nominees are currently serving on the Company’s Board. The nominees were each recommended to the Board by the Company’s Nominating & Corporate Governance Committee whose goal is to assemble a board that operates cohesively, encourages candid communication and discussion, and focuses on activities that help the Company maximize shareholder value. The Nominating & Corporate Governance Committee also looks at the individual strengths of directors, their ability to contribute to the board, and whether their skills and experience complement those of the other directors. A more detailed discussion on the nomination process and the criteria the Nominating & Corporate Governance Committee considers in their evaluation of director candidates is found in the Corporate Governance section which begins on page 14.
The Board of Directors recommends a vote “FOR” each of the nominees.

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
S. Haunani Apoliona; 65; 2004
Trustee, Office of Hawaiian Affairs (“OHA”) (entity established by the Constitution of the State of Hawaii to improve the conditions and protect the entitlements of Native Hawaiians). Ms. Apoliona was elected OHA Trustee in 1996, and was re-elected to her 5th four-year term in 2012. Ms. Apoliona has dedicated more than 30 years working with and on behalf of Native Hawaiians. As Chairman of the OHA Board from 2000 through 2010 and Trustee of OHA since 1996, she has led the pursuit of Federal Recognition for Native Hawaiians, resolution of long-standing ceded land revenue disputes, and a vast array of advocacy initiatives for Native Hawaiians. Prior to OHA, she was President and Chief Executive Officer of Alu Like, a non-profit organization whose mission is to assist Native Hawaiians in achieving social and economic self-sufficiency, including workforce training, vocational education, and training in entrepreneurship, business development and computer technology. Ms. Apoliona is active in the community and serves on the boards of Bernice Pauahi Bishop Museum, and the Smithsonian’s National Museum of the American Indian. Ms. Apoliona’s knowledge of Native Hawaiian affairs and with cultural and charitable causes in Hawaii gives her a unique perspective on the values and interests of our core market, which pervade the business environment. These insights inform the discussion at both the Board and on the Nominating & Corporate Governance Committee on which all of the independent directors serve.
—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Mary G. F. Bitterman; 70; 1994
Dr. Bitterman has served as President and Director of the Bernard Osher Foundation (a 37 year-old philanthropic organization headquartered in San Francisco that supports higher education and the arts) since 2004. Previously, Dr. Bitterman was President and CEO of the James Irvine Foundation, an independent grant-making foundation serving Californians, and before that President and CEO of KQED, one of the major public broadcasting centers in the United States, Executive Director of the Hawaii Public Broadcasting Authority, Director of the Voice of America, and Director of the Hawaii State Department of Commerce and Consumer Affairs (and simultaneously ex-officio Commissioner of Financial Institutions, Commissioner of Securities, and Insurance Commissioner). Until BlackRock’s acquisition of Barclays Global Investors (“BGI”) in 2009, she was a member of the BGI board for nine years, serving on the Audit & Risk Committee as well as chairing the Nominating & Corporate Governance Committee. Dr. Bitterman currently serves as a director of the Bay Area Council Economic Institute, the Hawaii Community Foundation, the Commonwealth Club of California and Board Chair of the PBS Foundation, and an Advisory Council member of the Stanford Institute for Economic Policy Research and the Public Policy Institute of California. She is an Honorary Member of the National Presswomen’s Federation and a Fellow of the National Academy of Public Administration. Dr. Bitterman received her bachelor of arts degree from Santa Clara University and her M.A. and Ph.D. from Bryn Mawr College. Dr. Bitterman’s considerable experience in broadcasting, media and public policy, her experience as a regulator with authority over Bank of Hawaii and other state-chartered banks, her service on the board of a large mutual fund complex and its key committees, and her deep understanding of the Company and the financial services industry provide her with broad expertise across a range of issues of critical importance to the Company’s activities in a highly regulated and public facing environment. Dr. Bitterman has gained extensive and valuable Company insight from her tenure as Lead Independent Director of the Board and she serves ex-officio as a member of each of the Board’s standing committees.

—
Mark A. Burak; 66; 2009
Retired. Formerly an independent consultant providing planning and business performance evaluation advisory services, and Executive Vice President for Planning, Analysis and Performance Measurement, Bank of America, having retired in 2000 after more than thirty years of service. Mr. Burak held various accounting and finance positions based in Chicago, London, San Francisco, and Charlotte at Bank of America and the former Continental Illinois National Bank, now part of Bank of America. As a consultant for Bank of Hawaii from late 2000 through 2003, he oversaw the development of the strategic plan and restructured the Company’s management accounting processes, including the implementation of a capital allocation methodology and development of a formal business unit performance evaluation process. Among other positions, Mr. Burak served as Controller, Managing Director of Management Accounting & Analysis, Business Segment Controller, and Regional Controller for Europe and Asia for the former Continental Illinois National Bank. Mr. Burak is a Certified Public Accountant. He serves on the Board of Trustees of the Honolulu Museum of Art and is a member of Financial Executives International, having served on several local chapter boards and as President of the San Francisco Chapter, and is a member of the American Institute of Certified Public Accountants. Mr. Burak received his bachelor's degree in business administration in public accounting from Loyola University of Chicago and his M.B.A. in finance from the Kellogg Graduate School of Management at Northwestern University. Mr. Burak’s career in accounting, finance and strategic planning for major banking organizations brings a high level of sophistication to his participation in Board discussion of a wide range of financial, strategic planning and operating matters, and his prior engagement as a consultant to Bank of Hawaii gives him direct knowledge of our business. His professional experience and educational background led the Board to appoint him to its Audit & Risk Committee and to designate him as a financial expert on that Committee. Along with all of the other independent directors, Mr. Burak also serves on the Board’s Nominating & Corporate Governance Committee.
—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Michael J. Chun; 71; 2004
Retired. Formerly President and Headmaster of Kamehameha Schools - Kapalama (a college preparatory school serving children of Hawaiian ancestry) from 2001 - 2012 and President, Kamehameha Schools from 1988 - 2012. As President and Headmaster, he was responsible for the leadership, financial management, administration and effectiveness of the college preparatory education program at the flagship Kapalama campus. Prior to his appointment at Kamehameha Schools, Dr. Chun was Vice President of Park Engineering, a Honolulu engineering consulting firm. He also served as Chief Engineer of the City and County of Honolulu and taught at the University of Hawaii where he directed graduate instruction and research in environmental engineering. In addition to being a director of Matson, Inc. (a shipping company that split from Alexander & Baldwin, Inc. in 2012), he serves on the boards of various professional and community organizations, including Hawaii Pacific University, Hawaii Medical Services Association, the Metropolitan Board of the YMCA of Honolulu, and Bishop Museum. Dr. Chun received his bachelor of science degree in civil engineering and his Ph.D. in environmental engineering from the University of Kansas, and his M.S. in civil engineering from the University of Hawaii. Dr. Chun’s leadership of one of Hawaii’s premier educational institutions both provides him with insights into key segments of our markets and customer base and, together with his engineering background, assists the Board in its consideration of a range of operational matters. These insights inform the discussion at both the Board and on the Nominating & Corporate Governance Committee on which all of the independent directors serve.
Matson, Inc., Alexander & Baldwin, Inc.
Clinton R. Churchill; 71; 2001
Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1992 (Chairman 1998, 2000, 2004, 2008, and 2012). Mr. Churchill served as COO and CEO of The Estate of James Campbell prior to becoming one of its Trustees. He also served as Controller, Financial Vice President, and President of Gaspro, Inc. and three years as a management consultant with Touche Ross & Co. Mr. Churchill serves as a member of the Military Affairs Council and President of the Pacific Aviation Museum at Pearl Harbor. He received his bachelor of science degree in business and his M.B.A. in management and finance from the University of Arizona. Mr. Churchill’s long association with the Estate of James Campbell (now the James Campbell Company LLC), a nationally diversified real estate company and a major Hawaii landowner, has given him a broad perspective on business affairs in the Company’s core market as well as a deep knowledge of an industry that represents a large portion of our customer base. That perspective as well as Mr. Churchill’s background in financial accounting led the Board to appoint him to its Audit & Risk Committee, which he chairs. Along with all of the other independent directors, Mr. Churchill also serves on the Board’s Nominating & Corporate Governance Committee.
—
Peter S. Ho; 49; 2009
Chairman and Chief Executive Officer of the Company since July 2010; President since April 2008; Vice Chairman and Chief Banking Officer from January 2006 to April 2008; Vice Chairman, Investment Services from April 2004 to December 2005; and Executive Vice President, Hawaii Commercial Banking Group from February 2003 to April 2004. Bank of Hawaii has been named one of America's best banks by Forbes for six consecutive years. Mr. Ho is currently serving a three-year term on the board of the Federal Reserve Bank of San Francisco. In 2010, Mr. Ho was named Chairman of the Asia Pacific Economic Cooperation ("APEC") 2011 Hawaii Host Committee, a public-private entity comprised of private sector, labor and elected leaders created to support Hawaii, the country and President Obama’s hosting of APEC Leaders Week in November 2011. Mr. Ho is active in the Hawaii community and serves on several boards, including the Hawaii Medical Service Association, Aloha United Way, American Red Cross-Hawaii, McInerny Foundation, Shane Victorino Foundation, the Strong Foundation, Catholic Charities-Hawaii, and the Hawaii Bankers Association. He is a member of the Financial Services Roundtable, the Hawaii Business Roundtable, and the Hawaii Asia Pacific Association. Mr. Ho was named Young Business Person of the Year by Pacific Business News in 2003. In 2012, Mr. Ho was recognized as Hawaii’s distinguished citizen by the Aloha Council of the Boy Scouts of America. Mr. Ho holds a bachelors of science degree in business administration and an M.B.A. from the University of Southern California. He is also a 2008 graduate of Harvard Business School's Advanced Management Program. Mr. Ho's long career at Bank of Hawaii, his management responsibilities for all aspects of the Company's banking operations and his deep knowledge of our markets, community and culture all qualify him for service on our Board.

—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Robert Huret; 69; 2000
Since 1998, Founding Partner of FTV Capital, a multi-stage private equity firm whose limited partners include many of the world’s foremost financial institutions. Mr. Huret is also Chairman of Huret Rothenberg & Co. a private investment firm, and is a director of Caplin Systems, Ltd., Cloudmark, Inc., and Financial Engines, Inc. Previously he was a senior consultant to Montgomery Securities. He has served as Senior Vice President, Finance and Trust Executive Officer at the Bank of California. Mr. Huret was also Vice President of Planning and Mergers and Acquisitions at First Chicago Corporation. He has 46 years of commercial banking, investment banking and private equity investment experience. He has participated in over 100 bank and bank-related mergers, public offerings and joint ventures, with an emphasis on technology companies focused in the financial services industry. He has served as Trustee of Cornell University and San Francisco University High School. He received his bachelor of science degree in industrial and labor relations from Cornell University and his M.B.A. with distinction from Harvard University. Mr. Huret’s knowledge of the commercial and investment banking business, his experience in finance and investment activities and his participation in strategic transactions across the financial services spectrum give him a broad and deep perspective on all facets of our business. These qualifications led the Board to appoint him to its Audit & Risk Committee, to designate him as a financial expert, and to appoint him Vice Chairman of the Committee. Along with all of the other independent directors, Mr. Huret also serves on the Board’s Nominating & Corporate Governance Committee.
Financial Engines, Inc.
Kent T. Lucien; 61; 2006
Vice Chairman and Chief Financial Officer of the Company since April 2008; Trustee, C. Brewer & Co. Ltd., (a Hawaii corporation engaged in agriculture, real estate and power production) from April 2006 to December 2007; and Chief Executive Officer Operations, C. Brewer & Co., Ltd. from May 2001 to April 2006. He also held the positions of Controller and Chief Financial Officer and various other executive positions at C. Brewer & Co., Ltd. Prior to C. Brewer & Co., Ltd., Mr. Lucien worked for PricewaterhouseCoopers. He is a Certified Public Accountant. Mr. Lucien serves on the board of Wailuku Water Company LLC. Mr. Lucien received his bachelor's degree from Occidental College and his M.B.A. from Stanford University. Mr. Lucien’s senior executive experience in significant Hawaiian businesses and his background in finance and accounting led the Board to nominate him as a director in 2006 and, prior to becoming the Company’s Chief Financial Officer, to serve on the Audit & Risk Committee as its chair and to be designated as a financial expert. These qualifications, coupled with his deep knowledge of the Company’s finances gained in his current role continue to qualify him for Board service.
Maui Land & Pineapple Co., Inc.

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Victor K. Nichols; 58; 2014
Former Chief Executive Officer of North America and President of Global Consumer Services for Experian, the leading global information services company providing data and analytical tools to clients around the world. Experian helps businesses manage credit risk, prevent fraud, target marketing and automate decision making, while enabling individuals to better manage creditworthiness and protect themselves against identity theft. While with Experian from 2007 to 2014, Mr. Nichols’ also served as Chief Executive Officer for the United Kingdom, Ireland, Europe, Middle East and Africa and Managing Director of Global Marketing Services, and as Group President, Experian Interactive. Prior to joining Experian, he was with Wells Fargo & Company for seven years where he served as Chief Information Officer and a member of the management committee, leading all key technology functions at the financial institution. Mr. Nichols was past President and founding partner of VICOR, Inc., an advanced technology engineering firm leading business transformation with a concentration in the financial services industry. His experience in information technology and the financial industry also included senior management positions at Bank of America in interstate banking integration, consumer loan services, and operations. Mr. Nichols is a director and a member of the audit committee of Bridgepoint Education, Inc. (a higher education company that includes three academic institutions). Mr. Nichols is also an independent agent serving as a part time Senior Advisor to Boston Consulting Group. In addition, he is a member of the Economics Leadership Council, University of California, San Diego and serves on, or as an advisor to, several boards including Crystal Cove Alliance and FTV Capital, Inc. He also recently served on the Leadership Council for UCI Bren School of Information and Computer Sciences and on the Dean’s Advisory Board, University of California, Irvine Merage School. He holds a bachelor of science degree in economics from the University of California, San Diego, and an M.B.A. in finance from the University of Berkeley, California. Mr. Nichols’ 28 years of experience and knowledge in both information technology and the financial services industry as well as his background and expertise in strategic planning add a valuable global perspective to the Board in understanding the increasingly important role information technology has in the financial services industry. These qualifications led the Board to appoint him to its Audit & Risk Committee and to designate him as a financial expert on that Committee. Along with other independent directors, Mr. Nichols also serves on the Board’s Nominating & Corporate Governance Committee.
Bridgepoint Education, Inc.
Martin A. Stein; 74; 1999
Partner, RSA Ventures (a consulting and venture capital company) since 1999; Chief Executive Officer and President, Sonoma Mountain Ventures, LLC (strategic and technology consulting and venture capital) 1998 to 2004. RSA Ventures specializes in telecommunications and internet-based financial companies across the United States and international companies including Canada and Israel. For eight years, Mr. Stein served as Vice Chairman of BankAmerica Corporation responsible for all technology and operations worldwide. He chaired various marketing, product strategy and budget committees for Bank of America and its parent company. He also served as EVP and Chief Information Officer responsible for all technology and operations at PaineWebber Corporation. As EVP of Fleet Financial Group, he was responsible for strategic planning, product development, marketing, MIS, operations and payments. Mr. Stein has been a director of Bank of Hawaii, the Company’s major subsidiary, since 1999. Mr. Stein brings extensive experience in merger and consolidation activities, organizational efficiencies and staff management and development. He received a bachelor of arts degree (cum laude) and an honorary doctorate degree in business science from St. John's University. Mr. Stein’s knowledge of the global commercial banking business and his focus on the technology that continues to be of great significance to the industry, as well as his experience in strategic transactions and operational challenges, allow him to provide the Board with valuable insight across a range of matters. These qualifications led the Board to appoint him to its Audit & Risk Committee. Along with all of the other independent directors, Mr. Stein also serves on the Board’s Nominating & Corporate Governance Committee.
—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Donald M. Takaki; 73; 1997
Chairman and CEO, HawkTree International, Inc. (a diversified holding company engaged in transportation, leasing, business records management, and real estate) since 1999. As Chairman and CEO of Island Movers, Inc., Mr. Takaki has grown his family-owned and operated transportation services company into Hawaii’s largest transportation service company, ranked among the top 250 companies in the State of Hawaii. He is the former Chairman of the Hawaii Convention Center Authority and former board member of Hawaiian Airlines. He is committed to his community, having served on the boards of many business and civic organizations, including the Hawaii Visitors and Convention Bureau (Chairman 2004-2006), Hawaii Hotel & Lodging Association, Chamber of Commerce of Hawaii, Hawaii Korean Chamber of Commerce, Japanese Cultural Center of Hawaii, and Iolani School. He serves as President and General Manager, Pacific Region Baseball, Inc., a non-profit organization that brings student athletes to and from Hawaii and Asia to promote cross cultural learning. In 2007, Mr. Takaki was recognized as the Distinguished Public School Graduate by the Public Schools of Hawaii Foundation. In 2011, he was named to the Maui High School inaugural Hall of Honor. Mr. Takaki’s deep involvement in the community and knowledge of business affairs throughout the Hawaiian Islands, as well as the experience gained through 16 years of service on our Board, make him well qualified for service as a director.
—
Barbara J. Tanabe; 65; 2004
Owner, Ho’akea Communications, LLC (a public affairs company) since 2003. Ms. Tanabe has expertise in communications and issues management with over 30 years of experience in public affairs, crisis management, and broadcast journalism in the United States and Asia. She served as President and CEO of Hill & Knowlton/Communications Pacific and her own consulting firm, Pacific Century, where she counseled executives and government officials in the areas of cross-cultural communications, crisis and issues management, and news media management. Ms. Tanabe was one of the first Asian-American women journalists in the nation, and pioneered news coverage of issues dealing with ethnic minorities, diversity, and civil rights. She co-founded a public policy research firm, Hawaii Institute of Public Affairs, which produced studies resulting in legislation to promote economic development in Hawaii. She is a member of the Board of Governors of the East-West Center, serves on the boards of the Japan-America Society of Hawaii, Pacific Forum (The Asia arm of the Center for Strategic and International Studies), and numerous task forces including special assignments with the chief justice of the Hawaii State Supreme Court. In 2013, she received the distinguished Alumni Award from the University of Hawaii. In 2014, she co-founded the Hawaii Chapter of Women Corporate Directors. She received her bachelor of arts degree in communications from the University of Washington and an M.B.A. from the University of Hawaii. Ms. Tanabe’s expertise in and sensitivity to public policy matters, the media, and cultural and ethnic diversity in our core market bring insights that inform a wide range of Board deliberations and qualify her for service on the Board. Her management and business ownership background align her views on the Human Resources & Compensation Committee, on which she serves, with those of shareholders. Along with all of the other independent directors, Ms. Tanabe also serves on the Board’s Nominating & Corporate Governance Committee.
—

Name, Age, and Year First Elected as Director	Principal Occupation(s) and Qualifications	Other Public Directorships Held in the Last 5 Years
Raymond P. Vara, Jr.; 45; 2013
President and Chief Executive Officer Hawaii Pacific Health. As President and CEO, he oversees Hawaii's largest health care provider comprised of Straub Clinic & Hospital, Kapiolani Medical Center for Women & Children, Pali Momi Medical Center, Wilcox Memorial Hospital and Kauai Medical Clinic. Prior to his appointment in 2012, he served as its Executive Vice President and Chief Executive Officer of Operations since 2004. Mr. Vara also served as the Chief Financial Officer from 1998 to 2000 and Chief Executive Officer from 2000 to 2002 for Los Alamos Medical Center in New Mexico, an integrated health care service provider. Prior to his joining the private sector, Mr. Vara held various positions in the United States Army, including Controller for the Army's Northwestern Healthcare Network covering seven states, Deputy Chief Financial Officer of the Madigan Army Medical Center in Tacoma, Washington, and Assistant Administrator and Chief Financial Officer of Bassett Army Community Hospital in Fairbanks, Alaska. Mr. Vara is active in the Hawaii community and serves on several boards, including Island Insurance Company, American Heart Association-National Board, Finance and Operations Committee, Hawaii Pacific University - Chair of Compensation Committee, and American Red Cross Hawaii Chapter. Mr. Vara holds a bachelor's degree in finance from Hawaii Pacific University and received his M.B.A. from the University of Alaska. His community involvement and leadership of Hawaii's largest health care provider and non-governmental employer bring a valuable perspective of a key segment of the markets we serve. Mr. Vara's financial and operational background coupled with his senior executive and audit committee experience make him well-qualified to serve on the Company's Board and led the Board to appoint him to the Audit & Risk Committee in 2013 and to designate him as a financial expert on that Committee. Along with all of the other independent directors, Mr. Vara also serves on the Board’s Nominating & Corporate Governance Committee and joined the Human Resources & Compensation Committee in December 2014.
—
Robert W. Wo; 62; 2002
Owner and Director, C.S. Wo & Sons, Ltd. (a furniture retailer) since 1984. Under Mr. Wo’s leadership, this third generation family-owned and operated business has grown to become Hawaii’s largest furniture retailer, ranking it among the Top 250 companies in the State of Hawaii and among the Top 100 furniture retailers in the nation. He is a member of the Hawaii Business Roundtable whose mission is to promote the overall economic vitality and social health of Hawaii. He has always been active in the community, having served on the boards of Aloha United Way, Junior Achievement of Hawaii, and the Retail Merchants of Hawaii. Currently, Mr. Wo serves on several business and non-profit boards, including Hawaii Medical Service Association, Assets School, and Bobby Benson Center. He received his bachelor's degree in economics from Stanford University and earned his M.B.A. from Harvard Business School. Mr. Wo’s deep involvement in the community and knowledge of business affairs throughout the Hawaiian Islands bring a customer perspective to his participation in Board affairs and, as major employer in the state, qualify him for service on the Human Resources & Compensation Committee in addition to his role as a director. Along with all of the other independent directors, Mr. Wo also serves on the Board’s Nominating & Corporate Governance Committee.
—

BENEFICIAL OWNERSHIP
At the close of business on January 30, 2015, Bank of Hawaii Corporation had 43,787,036 shares of its common stock outstanding. As of January 30, 2015, this table shows the amount of Bank of Hawaii Corporation common stock owned by (i) each person or entity who is known by us to beneficially own more than five percent of Bank of Hawaii Corporation’s common stock; (ii) each current director and director nominee, (iii) each of the executive officers named in the Summary Compensation Table (the “named executive officers”), and (iv) all of our directors and executive officers as a group. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of common stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

Name	Number of Shares Beneficially Owned		Right to Acquire Within 60 Days	Total	Percent of Outstanding Shares as of January 30, 2015
More than Five Percent Beneficial Ownership
BlackRock, Inc. 55 East 52nd Street New York, New York 10022	5,419,079	(1)	—	5,419,079	12.40%
Neuberger Berman Group LLC 605 Third Avenue New York, New York 10158	2,812,480	(2)	—	2,812,480	6.41%
State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	2,463,209	(3)	—	2,463,209	5.60%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,680,013	(4)	—	2,680,013	6.10%

Current Directors and Director Nominees
S. Haunani Apoliona	18,844	(5)	4,248	23,092	*
Mary G. F. Bitterman	34,534	(5)(6)	2,191	36,725	*
Mark A. Burak	6,011	(5)	—	6,011	*
Michael J. Chun	24,970	(5)(6)	2,191	27,161	*
Clinton R. Churchill	28,863	(5)(6)(8)	4,248	33,111	*
David A. Heenan (not standing for re-election)	52,486	(5)(7)	—	52,486	*
Robert Huret	40,485	(5)	4,248	44,733	*
Victor K. Nichols	1,241	(5)	—	1,241	*
Martin A. Stein	15,902	(5)(6)	2,191	18,093	*
Donald M. Takaki	47,816	(5)	4,248	52,064	*
Barbara J. Tanabe	20,854	(5)	4,248	25,102	*
Raymond P. Vara, Jr.	2,058	(5)	—	2,058	*
Robert W. Wo	48,124	(5)(6)	2,191	50,315	*

Named Executive Officers
Peter S. Ho (also Director Nominee)	174,657		101,585	276,242	*
Kent T. Lucien (also Director Nominee)	64,914	(6)(9)	32,191	97,105	*
Wayne Y. Hamano	29,307	(6)	4,776	34,083	*
Mark A. Rossi	50,388	(10)	30,000	80,388	*
Mary E. Sellers	68,951	(6)	51,490	120,441	*
All current directors, director nominees, and executive officers as a group (23 persons)	894,677		389,917	1,284,594	2.93%

* Each of the current directors, director nominees, and named executive officers beneficially owned less than one percent of Bank of
    Hawaii Corporation's outstanding common stock as of January 30, 2015.

(1)
According to its Schedule 13G filed with the SEC on January 9, 2015, BlackRock, Inc. is a parent holding company or control person and its subsidiaries, BlackRock Asset Management Deutschland AG, BlackRock Advisors, LLC, BlackRock Advisors (UK) Limited, BlackRock Investment Management (Australia) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Ltd, BlackRock Asset Management Ireland Limited, and BlackRock Life Limited (collectively referred to as “BlackRock”), may be deemed to have beneficial ownership as of December 31, 2014 of 5,419,079 shares of Bank of Hawaii Corporation common stock owned by its clients, none known to have more than five percent of outstanding shares except subsidiary BlackRock Fund Advisors and the iShares Select Dividend ETF. According to the same filing, BlackRock has sole power to vote or to direct the vote over 5,276,621 of those shares and sole power to dispose or to direct the disposition of 5,419,079 shares.

(2)
According to its Schedule 13G filed with the SEC on February 12, 2015, Neuberger Berman Group LLC is a parent holding company or control person and its affiliates, Neuberger Berman LLC and Neuberger Berman Management LLC, which serve as a sub-adviser and investment manager, respectively, of Neuberger Berman Group LLC’s various registered mutual funds (collectively referred to as “Neuberger Berman”), may be deemed to have beneficial ownership as of December 31, 2014 of 2,812,480 shares of Bank of Hawaii Corporation common stock by its clients, none known to have more than five percent of outstanding shares except Neuberger Berman Management LLC. According to the same filing, Neuberger Berman has shared power to vote or to direct the vote of 2,804,344 of those shares and shared power to dispose or to direct the disposition of 2,812,480 shares.

(3)
According to its Schedule 13G filed with the SEC on February 11, 2015, State Street Corporation is a parent holding company or control person and its subsidiaries, State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors Ltd., State Street Global Advisors, Australia Limited, and State Street Global Advisors, Asia Limited, may be deemed to have beneficial ownership as of December 31, 2014 of 2,463,209 shares of Bank of Hawaii Corporation common stock owned by its clients, none known to have more than five percent of outstanding shares. According to the same filing, State Street Corporation has shared power to vote or to direct the vote over 2,463,209 of those shares and shared power to dispose or to direct the disposition of 2,463,209 shares.

(4)
According to its Schedule 13G filed with the SEC on February 10, 2015, The Vanguard Group is an investment adviser and its subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., may be deemed to have beneficial ownership as of December 31, 2014 of 2,680,013 shares of Bank of Hawaii Corporation common stock owned by its clients, none known to have more than five percent of outstanding shares. According to the same filing, The Vanguard Group has sole power to vote or to direct the vote over 29,353 of those shares, sole power to dispose or to direct the disposition of 2,654,360 shares and shared power to dispose or to direct the disposition of 25,653 shares.

(5)
Includes restricted shares owned by directors under the Director Stock Program: Ms. Apoliona, 14,605 shares; Dr. Bitterman, 945 shares; Mr. Burak, 945 shares; Dr. Chun, 19,745 shares; Mr. Churchill, 19,745 shares; Mr. Heenan, 24,745 shares; Mr. Huret, 945 shares; Mr. Nichols, 692 shares; Mr. Stein, 945 shares; Mr. Takaki, 23,745 shares; Ms. Tanabe, 945 shares; Mr. Vara, 945 shares, and Mr. Wo, 19,445 shares. Also includes shares owned by directors under the Directors Deferred Compensation Plan: Messrs. Churchill, 5,218 shares; Heenan, 22,241 shares; Huret, 20,369 shares; Nichols, 549 shares; Takaki, 5,093 shares; and Wo, 12,988 shares; and Mmes. Apoliona, 2,044 shares and Tanabe, 9,458 shares.

(6)
Includes shares held individually or jointly by family members as to which the specified director or officer may be deemed to have shared voting or investment power as follows: Dr. Bitterman, 6,605 shares, Dr. Chun, 2,280 shares, Mr. Churchill, 3,400 shares, Mr. Stein, 3,000 shares, Mr. Wo, 9,808 shares, Mr. Lucien, 5,500 shares, Ms. Sellers, 45,117 shares, and Mr. Hamano, 536 shares.

(7)	Includes 420 shares owned by a family partnership of which Mr. Heenan has shared voting and investment power. Also includes 156 shares owned by David A. Heenan, Inc. of which Mr. Heenan is president.

(8)	Includes 500 shares held in an Individual Retirement Account.

(9)	Includes 1,000 shares held in a Keogh account.

(10)	Includes 1,890 shares held in an Individual Retirement Account.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Company and the Board have adopted Corporate Governance Guidelines (“Governance Guidelines”). The Governance Guidelines are posted on the Company’s Investor Relations website at www.boh.com. The Governance Guidelines address director qualification and independence standards, responsibilities of the Board, access to management, independence standards and access to independent advisors, compensation, orientation and continuing education, Board committees, Chief Executive Officer (“CEO”) evaluation, management succession, Code of Business Conduct and Ethics, shareholder communications to the Board and the Board’s annual performance evaluation.
The Company’s leadership structure consists of a combined Chairman and CEO and a Lead Independent Director. At this time, the Board believes that it is in the best interests of the Company to have a single individual serve as Chairman and CEO to control and implement the short- and long-term strategies of the Company. The Board believes that this joint position provides it with the ability to perform its oversight role over management with the benefit of a management perspective as to the Company’s business strategy and all other aspects of the business. With its Lead Independent Director, this governance structure also provides a form of leadership that allows the Board to function distinct from management, capable of objective judgment regarding management’s performance, and enables the Board to fulfill its duties effectively and efficiently. The Company’s leadership structure promotes the objectivity of the Board’s decisions and its role in reviewing the performance of management. Through its leadership and governance processes the Company has successfully established a governance structure that provides both oversight and guidance by the Board to management regarding strategic planning, risk assessment and management, and corporate performance.
The Company’s Lead Independent Director is appointed by the Board and the current Lead Independent Director, Dr. Mary G. F. Bitterman, has served in this position since 1999. The Company’s Governance Guidelines clearly define the Lead Independent Director’s role and duties which include, but are not limited to: serving as Chairman of the Company’s Nominating & Corporate Governance Committee, presiding over regularly scheduled executive sessions of the non-management directors, serving as a liaison between the non-management directors and executive management, and assisting the Board and executive management to ensure compliance with the Governance Guidelines.
Twelve of the thirteen current non-management directors, including the Lead Independent Director, are “independent” as defined by the NYSE rules. The non-management directors meet in executive session without management in attendance for regularly scheduled meetings. The non-management directors may also meet in executive session each time the full Board convenes for a meeting. In 2014, the non-management directors met four times in executive session. The Lead Independent Director also meets regularly on an individual basis with members of the Company’s executive management team.
Director Qualifications and Nomination Process
The Nominating & Corporate Governance Committee is responsible for identifying and assessing all director candidates and recommending nominees to the Board. Potential nominees are evaluated based on their independence, within the meaning of the Governance Guidelines and the rules of the NYSE. Candidates to be nominated as a director, including those submitted by shareholders, are selected based on, among other criteria, their integrity, informed judgment, financial literacy, high performance standards, accomplishments and reputation in the community, experience, skill sets, and ability to commit adequate time to Board and committee matters and to act on behalf of shareholders. The criteria also include a determination of the needs of the Board and of the interplay between each individual’s personal qualities and characteristics and those of the other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and its shareholders. In addition, Board members are expected to participate in continuing education and training opportunities to stay current on corporate governance, industry trends and issues and to enhance their understanding of the Company’s business.
The objective of the Nominating & Corporate Governance Committee is to present a combination of candidates that will result in a Board with a wide range of skills, expertise, industry knowledge, viewpoints, and backgrounds, with business and community contacts relevant to the Company’s business. To accomplish this, the Nominating & Corporate Governance Committee seeks candidates from different age groups, ethnicities, genders, industries, and experiences, in addition to the criteria described above. The Board includes directors with experience in public corporations, not-for-profit organizations, and entrepreneurial individuals who have successfully run their own private enterprises. The Board also has the broad set of skills necessary for providing oversight to a financial institution, which includes proven leadership, and expertise in finance, accounting, information technology, lending, investment management, and communications. A shareholder may submit a candidate for consideration by the Board to be included in the Board’s slate of director nominees. Candidates proposed by shareholders will be evaluated by the Nominating & Corporate Governance Committee under the same criteria that are applied to other candidates. The criteria are set forth above and in the Company’s By-Laws and Governance Guidelines. Candidates to be considered for nomination by the Nominating & Corporate Governance Committee at the 2016 Annual Meeting of Shareholders must be presented in writing to the Corporate Secretary on or before November 13, 2015 at 130 Merchant Street, Honolulu, Hawaii 96813.
Director Experience, Tenure and Refreshment
The Board maintains a unique balance of experience, tenure, diversity, cultural and local market knowledge and broad subject matter expertise. While our longer-tenured directors carry a wealth of experience and deep understanding of the Company and our industry, the Board embraces the need for fresh perspectives and is committed to continued director refreshment. Since 2009, the Board has added four new directors with targeted and diverse areas of expertise. Commencing with the current proxy season, the Company anticipates that it will experience seven director retirements over the next six years as a result of certain directors reaching the mandatory retirement age. The Board is proactively engaged in identifying future knowledge requirements and matching those requirements with potential director candidates possessing the desired personality and skill sets. As with the recent addition of director nominee Victor K. Nichols, matching technology expertise and industry knowledge with that of soon to retire director Martin A. Stein, the goal is to provide a measured overlap to ensure an orderly transition of existing knowledge and experience.
Likewise, the Board employs a balanced approach to populating Board Committees. This refreshment strategy results in a membership that maintains new and contemporary perspectives, ideas and approaches. An example of this ongoing refreshment strategy is the 2014 appointment of director Raymond P. Vara, Jr. (2 year tenure) to the Human Resources & Compensation Committee and the appointment of new director Victor K. Nichols to the Audit and Risk Committee.
Board and Committee Evaluations
Through its charter mandate, the Nominating & Corporate Governance Committee leads and oversees the board and board committee annual performance evaluation process. Likewise, each board committee charter requires an annual evaluation of the committee’s performance and its members. The annual board evaluation process includes a director self assessment and a third party conducted survey. The survey results are compiled in a report which is provided to the directors. The survey results and self assessment evaluations assist the Board in gauging director and board effectiveness and performance. The Board and board committees review and discuss the survey and evaluation results, taking action where appropriate.
Majority Voting
The Company's By-Laws and Governance Guidelines provide for majority voting in uncontested elections and a resignation process in the event a director nominee does not obtain a majority of votes cast. The resignation process provides the Board with discretion to accept a tendered resignation if a majority vote is not obtained. If the tendered resignation is not accepted by the Board, the Board shall not nominate such director to stand for re-election at the next annual meeting of shareholders.
Communication with Directors
Shareholders and any interested parties may communicate with the Board, non-management directors, or the Lead Independent Director by sending correspondence c/o the Company’s Corporate Secretary, 130 Merchant Street, Honolulu, Hawaii 96813. All appropriate communications received will be forwarded to the Board, non-management directors or the Lead Independent Director as addressed.
Code of Business Conduct and Ethics
The Company has earned its reputation as a respected leader in the communities it serves and in the financial services industry by conducting business in an ethical, responsible and professional manner. The Company is proud of the high standards of quality and service that have been its hallmark through the years. These qualities represent fundamental business practices and apply to all directors, officers and employees.
The Company and Board have adopted a Code of Business Conduct and Ethics (the "Code") for directors, executive officers (including its chief executive officer, chief financial officer, chief accounting officer and controller) and employees that is posted on the Investor Relations page of the Company’s website at www.boh.com. The Code addresses the professional, honest and candid conduct of each director, officer and employee; conflicts of interest, disclosure process, compliance with laws, rules and regulations (including securities trading); corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets; and encourages the reporting of any illegal or unethical behavior. In 2014, the Board approved and amended the Code to include the Executive Compensation Clawback Policy described in the Compensation Discussion and Analysis section on page 26. A waiver of any provision of the Code may be made only by the Audit & Risk Committee of the Board and must be promptly disclosed as required by SEC and NYSE rules. The Company will disclose any such waivers, as well as any amendments to the Code, on the Company’s website at www.boh.com.
Policy Prohibiting Hedging and Pledging of Company Stock
The Company's Securities Trading Policy (the "Policy") specifically prohibits directors and employees from hedging the risk associated with the ownership of Bank of Hawaii Corporation's common stock. The Policy also prohibits directors and employees from pledging transactions involving Bank of Hawaii Corporation common stock as collateral, including the use of a traditional margin account with a broker-dealer.
Director Independence
The Board is comprised of a majority of independent directors as defined by the NYSE listing standards. In affirmatively determining that a director is independent of the Company’s management and has no material relationship with the Company, either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Company, the Board applies the following categorical standards, in addition to such other factors as the Board deems appropriate:

a)
In no event shall a director be considered independent if the director is an employee, or a member of the director’s immediate family is an executive officer of the Company until three years after the end of such employment relationship. Employment as an interim Chairman of the Board, CEO, Chief Financial Officer ("CFO") or other executive officer shall not disqualify a director from being considered independent following that employment.

b)
In no event shall a director be considered independent if the director receives, or a member of the director’s immediate family receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). A director may not be considered independent until three years after ceasing to receive such compensation.

c)
In no event shall a director be considered independent if the director is a current partner or employee of the Company’s internal or external auditor, or whose immediate family member is a current partner or employee of such a firm and personally works on the Company’s audit; or was a partner or employee of such a firm and personally worked on the Company’s audit within the last three years.

d)
In no event shall a director be considered independent if the director is employed, or a member of the director’s immediate family is employed, as an executive officer of another company where any of the Company’s present executives serves on that company’s compensation committee until three years after the end of such service or employment relationship.

e)
In no event shall a director be considered independent if the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services rendered in an amount which, in any single fiscal year, exceeds the greater of $1.0 million, or 2% of such other company’s consolidated gross revenues for such year, until three years after falling below such threshold.

f)
A director will not fail to be deemed independent solely as a result of the director’s and the director’s immediate family members’, or a director’s affiliated entities, banking relationship with the Company if such relationship does not violate paragraphs (a) through (e) above and is made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with persons not affiliated with the Company and, with respect to extensions of credit, is made in compliance with applicable laws, including Regulation O of the Board of Governors of the Federal Reserve System, and do not involve more than the normal risk of collectability or present other unfavorable features.

g)
Audit & Risk Committee members may not receive directly or indirectly any consulting, advisory or other compensatory fee from the Company and shall otherwise meet the independence criteria of Section 10A-3 of the Securities Exchange Act of 1934, as amended. Audit & Risk Committee members may receive directors’ fees and other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive (including any additional such fees or consideration paid to directors with respect to service on committees of the Board).

h)
Human Resources & Compensation Committee members may not receive directly or indirectly any consulting, advisory or other compensatory fee from the Company, and shall otherwise meet the independence criteria of Section 10C of the Securities Exchange Act of 1934, as amended. Human Resources & Compensation Committee members may receive directors' fees or other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive (including any additional such fees or consideration paid to directors with respect to service on committees of the Board).

i)
If a particular commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship or transaction that is not addressed by the above standards exists between a director and the Company, the Board will determine, after taking into account all relevant facts and circumstances, whether such relationship or transaction is in the Board’s judgment material, and therefore whether the affected director is independent.

For purposes of these independence standards, an “immediate family member” includes the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.
The following 11 director nominees standing for re-election have been determined by the Board to be independent: Messrs. Burak, Chun, Churchill, Huret, Nichols, Stein, Vara, and Wo, and Mmes. Apoliona, Bitterman, and Tanabe, and accordingly, the Board has a majority of independent directors as defined by the listing standards of the NYSE and the Governance Guidelines. All of the committees are composed entirely of independent directors who also meet applicable committee independence standards. Mr. Ho is the Chairman, CEO and President of the Company and is therefore not independent, Mr. Lucien is the CFO of the Company and is therefore not independent, and Mr. Takaki has been determined not to be an independent director due to his and his family’s ownership interest in HawkTree International, Inc. (“HawkTree”), a diversified holding company engaged in transportation, leasing, business records management, and real estate. HawkTree and its subsidiaries provide courier, armored car, ATM servicing, moving, and relocation services for the Company. More specific information is available on page 57 in the section regarding "Certain Relationships and Related Transactions."
Human Resources & Compensation Committee Interlocks and Insider Participation
No member of the Human Resources & Compensation Committee during fiscal year 2014 served as an officer, former officer, or employee of the Company or had a relationship that was required to be disclosed under “Certain Relationships and Related Transactions.” Further, during 2014, no executive officer of the Company served as:

•
A member of the Human Resources & Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Human Resources & Compensation Committee; or

•	A director of any other entity, one of whose executive officers or their immediate family member served on our Human Resources & Compensation Committee.

Corporate Social and Environmental Responsibility
Corporate responsibility is the economic, social and environmental choices Bank of Hawaii, our principal subsidiary, makes as an enterprise. These choices affect the lives of the bank’s shareholders, customers, employees and communities. Bank of Hawaii is committed to strengthening the communities it serves through its investments, charitable contributions and community service and recognizes that our commitment to economic, social, and environmental responsibility is an integral element to the Company’s success.
Economic Involvement

•Affordable Housing: In 2014, as a way to help increase the supply of affordable housing, Bank of Hawaii, through public-private partnerships, helped to develop 662 affordable housing rental units. This was done by providing bridge, construction and permanent financing and investing in low-income housing project developments. These projects will help increase affordable rental housing for working families and seniors. The bank also served as lead lender on the first major workforce housing development to come to the urban core between downtown Honolulu and Waikiki. The bank also participates in special financing programs to assist the Native Hawaiian community. These programs are designed to provide Department of Hawaiian Home Lands lessees with expanded financing options.

•Supporting Small Businesses: Recognizing that businesses help to foster economic growth by adding new product lines, jobs and diversity, Bank of Hawaii supports all businesses, both large and small. For 2014, the bank was honored with the U.S. Small Business Administration’s Lender of the Year Award for Category 1, which includes financial institutions with assets in excess of $9 billion. Bank of Hawaii provided 55 loans totaling $5.7 million in Hawaii, Guam and the Mariana Islands. The bank received this award for 10 years out of the past 12 and was also recognized as the SBA Veteran Lender of the Year for providing most loans to veterans.

Financial Education

•SmartMoney Seminars: Presented as a free public service open to everyone (customers and non-customers), these financial education seminars cover a variety of financial topics such as buying your first home and how to save and invest. This year, 94 seminars were held at Bank of Hawaii branches, schools and community organizations in Hawaii, Guam, Saipan and Palau. In total, there were 94 volunteers leading these seminars and 1,326 participants. Bank of Hawaii has been offering SmartMoney Seminars for the past six years.

•Educating Students: Each year, Bank of Hawaii volunteers go to elementary, middle and high schools to teach students how to save money and to increase their financial literacy. In the 18th annual “Teach Children to Save” initiative, 200 Bank of Hawaii volunteers reached out to more than 3,000 students. For the 12th annual “Get Smart About Credit Day,” Bank of Hawaii volunteers taught more than 2,000 teens.

•Volunteer Income Tax Assistance: Offering volunteer income tax assistance for low- and moderate-income families and individuals, 17 of the bank’s IRS-certified volunteers went out in the community to help people maximize their tax refunds. There were 364 free tax returns prepared by Bank of Hawaii volunteers, resulting in approximately $231,000 in refunds.

•Assisting Foster Teens: Bank of Hawaii has partnered with EPIC ‘Ohana’s Hawaii Youth Opportunities Initiative since 2010, offering financial education to foster teens. Through this program, teens are able to open matched savings accounts, where each dollar saved is matched up to $1,000 annually, and may be withdrawn between the ages of 14 to 26. For the past four years, Bank of Hawaii has opened more than 790 youth savings accounts for foster youth transitioning out of the state’s foster care system. This has enabled them to make 341 purchases, totaling nearly $340,000, primarily to pay for college education, housing and transportation.

Social Contributions

•Outstanding Commitment To Community Support: Bank of Hawaii and Bank of Hawaii Foundation contributed over $2.2 million to community and philanthropic causes in 2014. In addition, Bank of Hawaii employees recorded nearly 7,000 volunteer hours and raised and donated more than $740,000 to local non-profits.

•Educating and Protecting Our Kūpuna (Seniors): In 2014, Bank of Hawaii took part in the Hawaii Bankers Association’s Hawaii Partnership Against Fraud to help increase awareness of elder financial abuse. The issue was featured in two SmartMoney Monday segments aired on a local TV network. In addition, the bank led free elder fraud awareness sessions on Oahu and other Neighbor Island locations.

•HIKI NŌ: Supporting the nation’s first statewide student news network, Bank of Hawaii Foundation has been the major sponsor of PBS Hawaii HIKI NŌ. With 90 participating public, private and charter high schools and middle schools, this program offers students a chance to work with teachers and mentors on creating news and feature stories. The final product of their efforts is aired on PBS.

•Employee Scholarship Fund: In 2014, Bank of Hawaii Foundation launched an employee scholarship fund awarding 26 scholarships totaling $91,000 for children and grandchildren of Bank of Hawaii employees.

•Bank of Hawaii Family Sundays: Since 2004, at the Honolulu Museum of Art, Bank of Hawaii has sponsored a free once-a-month program of art activities, entertainment and films for the whole family.

•Hawaii Book & Music Festival: Presented by Bank of Hawaii, this weekend of award-winning authors, live entertainment and performances for all ages is free and open to the public. The festival honors cultural arts and promotes literacy. One highlight is the Bank of Hawaii Book Swap, where participants can bring their gently used books to trade in.

Environmental Contributions
•Cultural Preservation with Polynesian Voyaging Society: Bank of Hawaii provided substantial donations and other resources to the Polynesian Voyaging Society, in support of Hōkūle‘a’s trip around the world. Hōkūle‘a, the Society’s Hawaiian voyaging canoe, has a mission to establish global relationships, reawaken cultural learning, promote sustainability and to encourage experiential, community based education for students of all ages.
•    Taking Care of the ‘Āina: As part of Bank of Hawaii’s Employee Volunteer Program, volunteers donated their time and efforts in multiple environmental beautification and preservation projects. One of the projects was with Kāko‘o ‘Ōiwi, restoring a lo‘i (taro patch) on the windward side of Oahu. The bank’s crew of volunteers also assisted Mālama Maunalua by clearing out invasive alien algae from the waters of Maunalua Bay.
•Supporting Access to Renewable Resources: In 2014, Bank of Hawaii partnered with select developers to make solar energy more accessible to Hawaii residents. The bank made substantial financial investments in a solar development fund which provides low-cost solar energy to residences and businesses.
Oversight of Risk
The Company's governance, including policies, standards and procedures, has been developed with the goal of ensuring that business decisions and the execution of business processes are in compliance with legal and regulatory requirements.
Authority for accepting risk exposures on behalf of the Company originates from the Board. In turn, that authority is delegated through the Board-appointed Managing Committee, chaired by the CEO and comprised of executive management, and its subcommittees, including the Risk Council. The Risk Council, chaired by the Chief Risk Officer, provides the Managing Committee with a forum for the review and communication of both specific and company-wide risk issues, and serves to enhance collaboration among all areas of the Company that create and manage risk, while reinforcing executive management’s responsibility for ensuring risk is managed within established tolerances.
Risk management at the Company is the process for identifying, measuring, controlling and monitoring risk across the enterprise given its business as a financial institution and financial intermediary. Risk management crosses all functions and employees and is embedded in all aspects of planning and performance measurement. The Company’s systems, information and timely reporting are designed to enable the organization to quickly adapt to early warning signs.
The Board is responsible for oversight of the Company’s enterprise risk framework. The Board has delegated to the Audit & Risk Committee primary responsibility for overseeing financial, credit, investment and operational risk exposures including regulatory and legal risk; to the Fiduciary and Investment Management Committee, comprised of five board members, primary responsibility for oversight of fiduciary and investment risk of client accounts; and to the Human Resources & Compensation Committee primary responsibility for oversight of risk related to management and staff. These committees report to the full Board to ensure the Company’s overall risk exposures are understood, including risk interrelationships. The Board also oversees reputational risk.
Risk reports are provided and discussed at every committee and Board meeting. In addition to detailed reports, the Board reviews an Enterprise Risk Position report that reflects key risk measures and trends across the Company. Key managers responsible for risk management (the Chief Risk Officer, the Treasurer, the Chief Compliance Officer, the General Counsel, and the Chief Fiduciary Officer) regularly provide updates at the respective committee and Board meetings. In support of the Board’s risk oversight role and to ensure that potential problems are surfaced, the Audit & Risk Committee directly oversees the Company’s Internal Audit and Credit Review functions.
Compensation Policies and Risk
The Board’s risk oversight responsibility includes the implementation of compensation programs that do not encourage or incentivize excessive risk taking. The Human Resources & Compensation Committee is responsible for establishing and reviewing the Company’s executive compensation programs, as well as the compensation programs for employees generally, and ensuring that the programs do not encourage unnecessary or excessive risk taking or create risks that are reasonably likely to have a material adverse effect on the Company.
In 2014, the Company completed a comprehensive annual review of its policies and incentive plans.  This review confirmed that these policies and plans encourage behavior that is within the Company's risk tolerance, are compatible with effective controls and risk management and are supported by strong corporate governance, including a risk and control monitoring process which is embedded in its quarterly performance review process.  The review further confirmed that no individual employee or groups of employees' incentive plans encourage unnecessary or excessive risk taking or create risks that are reasonably likely to have a material adverse effect on the Company.

BOARD COMMITTEES AND MEETINGS
The Board met 10 times during 2014. The Board’s policy is that directors should make every effort to regularly attend meetings of the Board and committees on which they serve and the Company’s annual shareholder meeting. Each director attended at least 75% of the meetings of the Board and 75% of the committee meetings on which he or she served in 2014. All of the Company’s directors attended the 2014 Annual Meeting of Shareholders.
Board Committees
The Board has three standing committees: the Audit & Risk Committee, the Human Resources & Compensation Committee, and the Nominating & Corporate Governance Committee. The charters for the respective Board committees are posted in the Investor Relations section of the Company’s website at www.boh.com.
The Board has affirmatively determined that all of the members of the Audit & Risk, Human Resources and Compensation, and Nominating & Corporate Governance Committees (collectively the “Board Committees”) meet the independence standards of the NYSE and the Company’s Governance Guidelines. The Board Committees’ charters require that each committee perform an annual evaluation of its performance and assess the adequacy of its charter. Each committee has the authority to retain consultants and advisors to assist it in its duties, including the sole authority for the retention, termination and negotiation of the terms and conditions of the engagement.
Below are the members of each current standing committee.

Audit & Risk	Human Resources & Compensation	Nominating & Corporate Governance
Mary G. F. Bitterman	Mary G. F. Bitterman	S. Haunani Apoliona
Mark A. Burak	David A. Heenan ***	Mary G. F. Bitterman*
Clinton R. Churchill*	Barbara J. Tanabe	Mark A. Burak
Robert Huret **	Robert W. Wo ****	Michael J. Chun
Victor K. Nichols ******	Raymond P. Vara, Jr. *****	Clinton R. Churchill
Martin A. Stein		David A. Heenan
Raymond P. Vara, Jr.		Robert Huret
Victor K. Nichols ******
Martin A. Stein
Barbara J. Tanabe
Raymond P. Vara, Jr.
Robert W. Wo

*	Committee Chairman

**	Committee Vice Chairman

***	Committee Chairman (January - April 2014; retiring in April 2015)

****	Committee Chairman (May 2014 - present)

*****	Committee Member as of December 2014

******	Committee Member as of July 2014

Audit & Risk Committee: 6 Meetings in 2014
The Audit & Risk Committee operates under and annually reviews a charter that has been adopted by the Board. The Audit & Risk Committee’s duties include assisting the Board in its oversight of the following areas of the Company: regulatory and financial accounting, reporting and credit risk management; compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualifications and independence; and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit & Risk Committee also provides oversight of management’s activities with respect to capital management and liquidity planning, including dividends and share repurchases, and overall interest rate risk management. In addition, the Audit & Risk Committee meets in private session at the conclusion of every regularly scheduled meeting to provide a confidential forum for identification and discussion of issues of importance to the Company. The Board has determined that Messrs. Burak, Huret, Nichols, and Vara meet the definition of “financial expert” within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002. The Board has determined that all Audit & Risk Committee members meet the NYSE standard of financial literacy and have accounting or related financial management expertise. The Audit & Risk Committee has adopted policies and procedures governing the following: pre-approval of audit and non-audit services; the receipt and treatment of complaints regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission of information by employees of the Company regarding questionable accounting or audit matters; and restrictions on the Company’s hiring of certain employees of the independent registered public accounting firm. The Audit & Risk Committee is also responsible for reviewing Company transactions involving a director or executive officer. The Audit & Risk Committee Report is located on page 59.
Human Resources & Compensation Committee: 8 Meetings in 2014
The Human Resources & Compensation Committee's duties are set forth in its charter, and include responsibility for compensation levels of directors and members of executive management and reviewing the performance of executive management. The Human Resources & Compensation Committee reviews and approves goals for incentive compensation plans and stock plans, and evaluates performance against those goals. The Human Resources & Compensation Committee also reviews management development and training programs as well as succession planning for senior and executive management. The Human Resources & Compensation Committee charter allows for the delegation of its duties to its own subcommittee as long as such delegation is in compliance with all applicable laws, rules, and listing standards. The CEO, in consultation with the Director of Human Resources, makes recommendations with respect to non-CEO executive officer compensation. The Human Resources & Compensation Committee Report is located on page 25.
Nominating & Corporate Governance Committee: 7 Meetings in 2014
The Nominating & Corporate Governance Committee's duties are set forth in its charter and include reviewing the qualifications of all Board candidates and recommending qualified candidates for membership on the Board and the oversight of director continuing education opportunities. The Nominating & Corporate Governance Committee reviews the Board’s organization, procedures and committees and makes recommendations concerning the size and composition of the Board and its committees. The Nominating & Corporate Governance Committee makes recommendations to the Board regarding standards for determining non-management director independence and reviews the qualifications and independence of the members of the Board and its committees. The Nominating & Corporate Governance Committee also reviews and evaluates the Company’s compliance with corporate governance requirements and leads and oversees the Board and its committees’ annual performance evaluations. Further information regarding the responsibilities performed by the Nominating & Corporate Governance Committee and the Company’s corporate governance is provided in the committee charter and the Governance Guidelines.

DIRECTOR COMPENSATION
Retainer Fees
In 2014, based on analyses completed by Veritas Executive Compensation Consultants, LLC ("Veritas"), the Board's independent executive compensation consultant, the Board approved the following retainer fees, which remain unchanged from the previous 12-month period:
•An annual retainer for service on the Board in the amount of $42,500;
•An additional annual retainer for the Lead Independent Director in the amount of $15,000;

•
An annual retainer for Audit & Risk Committee members in the amount of $13,000, an annual retainer for the Chairman of the Audit & Risk Committee in the amount of $20,000, and an annual retainer for the Vice Chairman of the Audit & Risk Committee in the amount of $15,000; and

•
An annual retainer for Human Resources & Compensation Committee members in the amount of $11,250 and an annual retainer for the Chairman of the Human Resources & Compensation Committee in the amount of $19,250.

In addition to these standing committees, the Board has other committees for which directors received fees in 2014. Ms. Apoliona and Mr. Takaki are members of the Board-appointed Benefit Plans Committee (“BPC”), and Mmes. Apoliona and Tanabe and Messrs. Chun, Takaki, and Wo are members of the Fiduciary Investment Management Committee (“FIMC”). In 2014, the FIMC chairman's (Ms. Tanabe) annual retainer was $12,500 and annual retainer fees for the FIMC and BPC members were $7,500 and $5,000, respectively. The Directors are reimbursed for Board-related travel expenses, and directors who reside principally on the U.S. mainland receive an additional $5,000 annually to compensate them for travel time.
Director Stock Plan
The Company maintains the Bank of Hawaii Corporation Amended and Restated Director Stock Compensation Plan (the “Director Stock Plan”). The purpose of the Director Stock Plan is to advance the interests of the Company by encouraging and enabling eligible non-employee members of the Board to acquire and retain throughout each member's tenure as director a proprietary interest in the Company by owning shares of Bank of Hawaii Corporation common stock. The Director Stock Plan allows for the granting of stock options, restricted common stock, and restricted stock units. Under the Director Stock Plan, the Board has the flexibility to set the form and terms of awards. In 2014, each of the 12 non-employee Board members was given a stock award of 945 shares of restricted common stock (“Restricted Shares”) with a vesting date of April 17, 2015, and one non-employee Board member, whose term of service began in July 2014, received 692 shares of restricted common stock with a vesting date of April 17, 2015. In 2014, no stock options or restricted stock units were granted under the Director Stock Plan. As the existing Director Stock Plan is set to expire on April 29, 2015, the Company is seeking shareholder approval of its 2015 Director Stock Compensation Plan, which is more fully described on page 53.
Directors' Deferred Compensation Plan
The Company maintains the Directors' Deferred Compensation Plan (the “Directors’ Deferred Plan”), under which a non-employee director may participate and elect to defer the payment of all of his/her annual Board and committee retainer fees, or all of his/her annual Board retainer fees, or all of his/her annual committee retainer fees. At the director's choice, deferred amounts under the Directors' Deferred Plan may be payable: 1) beginning on the first day of the first month after the participating director ceases to be a director of the Company; or 2) on an anniversary date of the director's choosing after the director ceases to be a director; or 3) a date specified by the director (which may include a date prior to the date a director ceases to be a director). Deferred amounts are paid to the participant in a lump sum or in equal annual installments over such period of years (not exceeding 10 years) as the participant elects at the time of deferral. If a participant dies, all deferred and previously unpaid amounts will be paid in a lump sum to the participant's beneficiary on the second day of the calendar year following the year of death. A participant's deferred amounts are adjusted for appreciation or depreciation in value based on hypothetical investments in one or more mutual funds or in shares of Bank of Hawaii Corporation common stock, as may be directed by the participant. The Company's obligations under the Directors' Deferred Plan are payable from its general assets, although the Company has established a rabbi trust to assist it in meeting its liabilities under the plan. The assets of the trust are at all times subject to the claims of the Company's general creditors.

Director Stock Ownership Guidelines
The Board believes it is important to support an ownership culture for the Company's directors, employees and shareholders. To ensure that linkage to shareholders occurs among the fiduciaries of the Company each non-management director is required to own a minimum amount of five times his or her annual cash retainer in Bank of Hawaii Corporation common stock. Directors are given five years from first joining the Board to achieve guideline levels of ownership. Ten of the twelve non-management directors standing for re-election have satisfied the ownership guidelines. The two recently elected directors are expected to satisfy the ownership guidelines within the required five-year period.
Director Compensation

The following table presents, for the year ended December 31, 2014, information on compensation earned by or awarded to each non-employee director who served on the Board of Directors during 2014.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
S. Haunani Apoliona	55,000	52,542	—	—	—	—	107,542
Mary G. F. Bitterman	86,750	52,542	—	—	—	—	139,292
Mark A. Burak	55,500	52,542	—	—	—	—	108,042
Michael J. Chun	50,000	52,542	—	—	—	—	102,542
Clinton R. Churchill	62,500	52,542	—	—	—	—	115,042
David A. Heenan	55,750	52,542	—	—	—	—	108,292
Robert Huret	62,500	52,542	—	—	—	—	115,042
Victor K. Nichols	30,250	39,409	—	—	—	—	69,659
Martin A. Stein	60,500	52,542	—	—	—	—	113,042
Donald M. Takaki	55,000	52,542	—	—	—	—	107,542
Barbara J. Tanabe	65,000	52,542	—	—	—	—	117,542
Raymond P. Vara, Jr.	55,500	52,542	—	—	—	—	108,042
Robert W. Wo	68,500	52,542	—	—	—	—	121,042

(1)	Mmes. Apoliona and Tanabe and Messrs. Heenan, Huret, Nichols, and Wo elected to defer all of their respective fees earned in 2014. Mr. Takaki elected to defer only his Board retainer fees in 2014.

(2)
The amounts in this column reflect the fair value of the restricted stock on the date of grant.  On April 25, 2014 the Company issued grants of 945 shares of restricted common stock to each of the non-management directors, having an aggregate fair value of $52,542 based on the closing price of the Company's common stock of $55.60 on the date of the grant; 100% of the grant will vest on April 17, 2015.  In July 25, 2014, the Company issued grants of 692 shares of restricted common stock to Mr. Nichols, who is also a non-management director, having an aggregate fair value of $39,409 based on the closing price of the Company's common stock of $56.90 on the date of grant.  As of December 31, 2014, each director had the following number of restricted stock awards accumulated in their accounts (which excludes options exercised and held as common stock in their accounts): Ms. Apoliona, 2,745 shares; Dr. Bitterman, 945 shares; Mr. Burak, 945 shares; Dr. Chun, 2,745 shares; Mr. Churchill, 2,745 shares; Mr. Heenan, 2,745 shares; Mr. Huret, 945 shares; Mr. Nichols, 692 shares; Mr. Stein, 945 shares; Mr. Takaki, 2,745 shares; Ms. Tanabe, 945 shares; Mr. Vara, 945 shares; and Mr. Wo, 2,745 shares.

(3)
No option awards were granted in 2014. As of December 31, 2014, each director had outstanding options to purchase the indicated number of shares of the Company's common stock: Ms. Apoliona, 4,248; Dr. Bitterman, 4,248; Mr. Burak, 0; Dr. Chun, 4,248; Mr. Churchill, 4,248; Mr. Heenan, 4,248; Mr. Huret, 4,248; Mr. Nichols, 0; Mr. Stein, 4,248; Mr. Takaki, 4,248; Ms. Tanabe, 4,248; Mr. Vara, 0; and Mr. Wo, 4,248.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides shareholders the opportunity to vote, on an advisory (non-binding) basis, to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules.
As an advisory vote, this proposal is not binding upon the Company. However, the Human Resources & Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and considers the outcome of the vote when making future compensation decisions for its executive officers. The Company currently conducts annual advisory votes on executive compensation. The Company’s shareholders approved its executive compensation at the 2014 Annual Meeting of Shareholders.
As described in the Compensation Discussion and Analysis, the primary focus of the Company's executive compensation programs is to encourage and reward behavior that promotes sustainable growth in shareholder value. Our executive compensation programs are intended to balance risk and reward in relation to the Company’s overall business strategy and further align management’s interests with shareholders’ interests. The Company’s commitment to a performance culture is reflected in its strong financial performance in recent years. Accordingly, the Board of Directors recommends that shareholders approve the executive compensation programs by approving the following advisory resolution:
RESOLVED, that the shareholders of Bank of Hawaii Corporation approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Company’s 2015 proxy statement pursuant to the compensation disclosure rules of the SEC, which disclosure includes the Compensation Discussion and Analysis section, the compensation tables, and the accompanying footnotes in this proxy statement.
The Board of Directors recommends a vote “FOR” the foregoing proposal.

HUMAN RESOURCES & COMPENSATION COMMITTEE REPORT
The Human Resources & Compensation Committee, composed entirely of independent directors in accordance with the applicable laws, regulations, NYSE listing requirements and the Governance Guidelines, sets and administers policies that govern the Company’s executive compensation programs, and various incentive and stock programs. As members of the Human Resources & Compensation Committee, we have reviewed and discussed the Compensation Discussion and Analysis to be included in the Company’s 2015 Proxy Statement with management and, based on these discussions, recommended to the Company’s Board (and the Board subsequently approved the recommendation) that the Compensation Discussion and Analysis be included in such Proxy Statement.
As submitted by the members of the Human Resources & Compensation Committee,
Robert W. Wo, Chairman
Mary G. F. Bitterman
David A. Heenan
Barbara J. Tanabe
Raymond P. Vara, Jr.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes the compensation structure, process and implementation in 2014 for our Named Executive Officers (“NEOs”). The NEOs for 2014 were:

Peter S. Ho	Chairman of the Board of Directors, Chief Executive Officer, and President
Kent T. Lucien	Vice Chairman, Chief Financial Officer
Wayne Y. Hamano	Vice Chairman, Chief Commercial Officer
Mark A. Rossi	Vice Chairman, Chief Administrative Officer, General Counsel and Corporate Secretary
Mary E. Sellers	Vice Chairman, Chief Risk Officer

CD&A TABLE OF CONTENTS

The CD&A is organized as follows:

Compensation-Related Highlights

•	Significant Enhancements to Our Compensation Program

◦	Rebalanced performance targets for the short-term incentive plan to be 80% quantitative and expanded disclosure of the quantitative and qualitative metrics utilized, for the 2015 performance period

◦	Enhanced long-term incentive plan performance period to three years, with a 3-year cliff vesting period, for the 2015-2017 performance period

◦	Increased rigor and clarity of long-term incentive performance metrics for 2015

◦	Implemented formalized clawback policy in 2014

•	Strong Operational and Stock Performance

◦
Total shareholder return of 3.5%, exceeding the average performance of the S&P Supercomposite Regional Bank and S&P Supercomposite Bank Indexes (each excluding those banks with greater than $50 billion in assets) and the KBW Regional Bank Index

◦
Return-on-Equity and Return-on-Assets, two key measures of the Company’s financial health and performance metrics included in the executive compensation program, were up in 2014 relative to 2013. Additionally, two other key metrics in the executive compensation program, Stock Price-to-Book Ratio and the Tier 1 Capital Ratio, remained strong through 2014

◦	History of consistent dividends, even through the financial crisis

◦	Recognition For Excellence

▪
Ranked number 2 by Forbes Magazine in 2014 among the 100 largest U.S. banks and thrifts based on nine measures of financial health.  Among all banks on the list, we ranked highest on return on average shareholders' equity for the twelve-month period ending September 30, 2014.  We are the only bank in the country to be ranked in the top five in each of the six years that Forbes has been compiling the list

▪	Ranked in the top 2 by the ABA Banking Journal for four consecutive years (largest banks and thrifts)

•	Continued Alignment of Executive Pay with Company Performance

◦
88% of CEO total compensation (salary, stock awards (long-term incentives), non-equity incentive plan compensation (short-term incentives), and all other compensation) is performance-based; 100% of short- and long-term incentives are performance-based

◦	Short-term and long-term incentives are tied to rigorous performance metrics, heavily weighted towards objective criteria with qualitative criteria based on measurable, value-driving metrics

◦	Significant share ownership requirements (5x base salary for CEO)

•	Enhanced Shareholder Engagement

◦
During 2014, we reached out to shareholders holding 53% of the Company’s outstanding shares and engaged in substantive discussions with shareholders representing 43% of our shares. In these discussions, we learned that our shareholders were generally supportive of the key elements of our executive compensation program and were not seeking significant changes.

Executive Summary
Our Response to the 2014 Say on Pay Vote, Shareholder Engagement, and Program Updates
2014 Say on Pay Results
At the 2014 Annual Meeting, our say on pay proposal received support from 74.7% of votes cast. While the Board noted this level of shareholder support for the compensation program, we believed there was room for significant improvement. As a result, we engaged extensively with our shareholder base this year in order to ensure the Board fully understands shareholder perspectives on the compensation program and subsequently made significant enhancements to the program.

Robust Shareholder Engagement and Plan Refinement
During 2014, we reached out to shareholders holding 53% of the Company’s outstanding shares and engaged in substantive discussions with shareholders representing 43% of our shares. In these discussions, we learned that our shareholders were generally supportive of the key elements of our executive compensation program and were not seeking significant changes. Major shareholders were not prescriptive about the compensation plan design. That said, shareholders did indicate an interest in identified refinements to the compensation program. Based upon feedback received from shareholders, the Human Resources & Compensation Committee (the “Committee” throughout this CD&A) approved a 2015 compensation plan design responsive to the comments received.
As it relates to the 2015 Short-Term Incentive Plan, the Committee adjusted the weighting of the performance measures to place greater emphasis on quantitative versus qualitative metrics. Incorporating shareholder suggestions, the Committee recrafted the Long-Term Incentive Plan to provide for a three-year performance period (2015-2017) with three-year cliff vesting to coincide with the conclusion of the three-year performance period. In addition, the Committee set three challenging performance measures which must be achieved for payment to occur. To achieve full payout, top quartile performance in all three performance measures must occur. To achieve any payout, top two quartile performance must occur with the actual payout determined by performance and metric weighting.

Program Updates in 2014-2015

The following table illustrates the 2014 and 2015 design elements and changes:

Pay Elements	2014 Design Elements	2015 Design Elements

Short-Term Incentive Plan	• 50% quantitative performance metrics o Diluted EPS as a % of Budget o Stock Price-to-Book Ratio o Risk Management • 50% qualitative performance metrics
•    80% quantitative performance metrics
o    Three performance metrics set at challenging levels relative to peers* and their weighting
▪    Return-on-Equity (30%)
▪    Stock Price-to-Book Ratio (30%)
▪    Tier 1 Capital Ratio (20%)
•    20% qualitative performance metrics

Long-Term Incentive Plan
•    Three-year plan
•    One-year performance period
•    Three-year vesting period
•    100% quantitative performance metrics
        • Two performance metrics
      o Positive Net Income
      o One of the following set at
            challenging levels relative to peers
 ▪ Return-on-Assets
 ▪ Return-on-Equity
 ▪ Stock Price-to-Book Ratio
 ▪ Tier 1 Capital Ratio
•    To achieve full payout must have performed in top quartile in any one of the relative metrics
•    To achieve two-thirds payout must have performed in top two quartiles in any one of the relative metrics

•    Three-year plan
•    Three-year sustained performance period
•    Three-year cliff vesting
•    100% quantitative performance metrics
○ Three performance metrics set at
     challenging levels relative to peers* and
     their weighting
▪ Return-on-Equity (40%)
▪ Stock Price-to-Book Ratio (40%)
▪ Tier 1 Capital Ratio (20%)
•    To achieve full payout, top quartile performance in all three performance measures must occur
•    To achieve any payout, top two quartile performance must occur with the actual payout determined by performance and metric weighting

*S&P Supercomposite Regional Bank Index (excluding banks with assets > $50 billion) as of January 1, 2015

Business and Performance Overview
The Company is a full-service regional financial institution serving businesses, consumers, and governments, in Hawaii, American Samoa, and the West Pacific. Bank of Hawaii, our principal subsidiary, was founded in 1897 and is the largest independent financial institution in Hawaii.
For management reporting purposes we operate in four business segments: Retail Banking, Commercial Banking, Investment Services, and Treasury and Other. Retail Banking provides financial products and services to consumers and small businesses including deposit products, and loans and leases, which include residential mortgage loans, home equity loans and lines of credit, automobile loans and leases, personal lines of credit, installment loans, small business loans and leases, and credit cards.
Commercial Banking product lines include corporate banking, commercial real estate loans, commercial lease financing, auto dealer financing, deposit products, international banking services, and merchant services. We also offer online and mobile banking services to our retail and commercial clients.
Investment Services include private banking, trust, investment management, institutional investment advisory services, and brokerage services for equities, mutual funds, life insurance, and annuity products.  Treasury and Other includes corporate asset and liability management services, such as interest rate risk management and foreign exchange services.
We concluded 2014 with solid financial performance.  During the year our loan balances and deposits continued to grow, increasing 13.2% and 6.0%, respectively.  Our net interest margin improved, credit quality remained solid, expenses were well controlled, and our capital ratios remained quite strong.  The Return-on-Assets for the full year of 2014 increased to 1.14% and the Return-on-Equity increased to 15.50%.  Our efficiency ratio also improved in 2014, declining to 58.41% from 60.71% in 2013.
Company Performance Highlights
The following briefly summarizes the Company’s recent stock price and financial performance:

Total Shareholder Return (TSR)*
In addition to delivering strong financial performance in 2014, the Company outperformed key market indexes, delivering total shareholder return of 3.5%. The Company’s one-year TSR exceeded the average performance of the S&P Supercomposite Regional Bank Index and the S&P Supercomposite Bank Index (each excluding those banks with greater than $50 billion in assets), and the KBW Regional Bank Index.

Putting the Company’s Longer-Term TSRs in Context. The Company’s one-year TSR outperformed all relevant indexes during 2014. On a longer-term basis, we generated significant shareholder value of 48.0% and 51.7% for the three- and five-year TSRs, respectively.  However, on a relative basis, our three- and five-year TSRs slightly lagged that of the relevant indexes because the Company successfully navigated the financial crisis and, as such, did not experience the stock price volatility and steep stock declines that many other companies experienced during the period.  The Company and management performance remained strong throughout the financial crises and we maintained our unbroken record of paying dividends to our shareholders.  The result is that our longer-term relative TSRs are not indicative of how well the Company performed over the last five years.

*TSR for the year ended December 31, 2014

Key Performance Metrics

*ROA is not a compensation program metric for 2015

Strong Credit Risk Profile

Maintaining a Balanced Approach to Capital Return

•	Dividend Yield: As of December 31, 2014, our dividend yield was relatively flat at 3.03% year-over-year, with a dividend payout ratio of 48.5%.

•	Returning Value to Shareholders: The Company returned $64 million in capital to shareholders through share repurchases in 2014, nearly two times as much as was returned in 2013.

Executive Compensation Program Structure for 2014

In order to ensure compensation is tightly linked to long-term shareholder value creation, the Board and the Committee have implemented a well-structured executive compensation program that balances short-term financial results with long-term value through sustainable business growth in our market. To that end, the compensation program uses a number of short- and long-term forms of executive compensation, each specifically structured to incentivize an aspect of Company performance the Committee believes is critical to driving long-term shareholder value.

Summary of Executive Compensation Structure for 2014

The following summarizes the components of our 2014 program:

Pay Elements	Components	Link to Performance	Weighting
Base Salary	Cash	N/A	N/A

Short-Term Incentives	Annual Cash Bonus	Diluted Earnings Per Share (“EPS”)	16.67%
		Stock Price-to-Book Ratio	16.67%
		Risk Management	16.67%
		Community Presence and Reputation	16.67%
		Leadership Development and Succession Planning	16.67%
		Strategic Initiatives	16.67%

Long-Term Incentives	Performance Shares	Net Income	33.33%
		Return-on-Assets	66.67%
		Return-on-Equity
		Stock Price-to-Book Ratio
		Tier 1 Capital Ratio

Strong Company Performance Against Challenging Targets in 2014

The following table compares the targeted goals of each performance period with actual results:

CEO Short-Term Incentive Metrics: Results
Metric	Weight	2013 Target	2013 Actual	2014 Target	2014 Actual
Diluted EPS as a % of Budget	16.67%	$3.35	$3.38	$3.60	$3.69
Stock Price-to-Book Ratio Relative to Peers	16.67%	Third Quartile	Fourth (Top) Quartile	Third Quartile	Fourth (Top) Quartile
Risk Management	16.67%	Safety and Soundness	Achieved	Safety and Soundness	Achieved
Community Presence and Reputation	16.67%	Company presence and recognition	Achieved	Company presence and recognition	Achieved
Leadership Development and Succession Planning	16.67%	Executive and high-potential employee development	Achieved	Executive and high-potential employee development	Achieved
Strategic Initiatives	16.67%	Employee engagement, business growth, customer satisfaction	Achieved	Employee engagement, market penetration, brand improvement, efficiency, active risk and capital management	Achieved

2014 Long-Term Performance Metrics: Results
	Performance	Third Quartile	Fourth (Top) Quartile
Net Income	$163 million	N/A	N/A
Return-on-Assets*	1.14%	X
Return-on-Equity	15.50%		X
Stock Price-to-Book Ratio	2.46		X
Tier 1 Capital Ratio	14.69%		X
*ROA is not a compensation program metric for 2015

Comparability to Peer Companies and Aligning Pay with Performance in 2014
Demonstrated Long-Term Performance. Peter Ho was appointed Chairman, CEO, and President of the Company in July 2010.  The Committee developed a measured performance-based approach to Mr. Ho’s overall compensation program, deferring judgment on market-based compensation increases until such time as Mr. Ho was able to demonstrate sustained strong Company performance over an extended period.

Mr. Ho led the successful development of, and execution on, the Company’s 2011-2013 Strategic Plan.  Through his direct efforts, the Company achieved superior performance results during the three-year Plan period including, among other things, Return-on-Assets, Return-on-Equity, Stock Price-to-Book Ratio, prudent capital, credit and risk management, and sustained gains in market share and customer satisfaction.  In addition, Mr. Ho and his team successfully developed and launched the 2014-2016 Strategic Plan.

CEO Compensation Below Peer Median. In January 2014, recognizing the achievements noted above, together with Mr. Ho’s overall exceptional performance since his appointment in 2010, the Committee revisited its approach to Mr. Ho’s compensation program. The Committee reviewed and considered Mr. Ho’s performance and level of executive compensation as compared to CEO compensation at peer companies where the Company competes for human capital and is similar in size and scope.  The Committee determined that Mr. Ho was undercompensated relative to his peers in comparable positions at peer companies, and additionally, determined that an upward adjustment was necessary for the purpose of executive retention.

Long-Term Performance-Based Focus on Three-Year Grant. Based upon these considerations, with the assistance of their independent compensation consultant, the Committee approved a one-time performance-based grant to Mr. Ho comprised of 28,350 shares of restricted stock (RSGs) and 28,350 restricted stock units (RSUs).  Mr. Ho will only realize the value of this one-time grant if the Company achieves rigorous performance-based thresholds over the performance period and subject to a four-year contingent vesting schedule.  If the performance measures are not met the RSGs and RSUs will not vest and the grant will be forfeited.

Compensation Program Governance Summary

✓	Robust shareholder engagement process	✓	Formalized clawback policy
✓	Demonstrated responsiveness to shareholder concerns and general feedback	✓	No tax gross-ups
✓	Compensation program closely aligns pay with performance	✓	Double-trigger change-in-control provisions*
✓	Significant share ownership requirements (5x base salary for CEO, 2x for other NEOs)	✓	No excessive perquisites
✓	Significant portion of compensation is variable or performance based	✓	No repricing of equity incentive awards
✓	No employment or severance agreements with NEOs	✓	Independent compensation consultant
✓	Anti-hedging and anti-pledging stock policies	✓	Independent Committee
*Legacy single-trigger arrangements related to outstanding restricted stock grants will expire by their terms in 2016, and no additional single-trigger arrangements are in place.

Executive Compensation Objectives and Approach

Executive Compensation Philosophy
At Bank of Hawaii, we believe that executive compensation should reflect strong alignment between pay and performance and shareholders' interest while maintaining a balanced approach to risk and reward. Compensation structures should reinforce support for our vision and be consistent with market compensation trends after taking into account the unique circumstances facing Bank of Hawaii in light of geographic, demographic, and economic conditions in the markets served by the Company. The Committee believes that compensation should recognize short- and long-term performance by including both cash and equity components.
The primary focus of the Company's executive compensation program is to encourage and reward performance that supports the Company's long-term business strategies and promotes sustainable growth in shareholder value. The Company believes that its goals are best supported by rewarding its NEOs for outstanding contributions to the Company's success, compensating those officers competitively with similarly situated executive officers, and providing its NEOs with equity to encourage and motivate such officers to focus on the long-term growth and success of the Company.
The Committee is responsible for developing and implementing the executive compensation program. With the support of its independent compensation consultant, the Committee has designed and implemented an executive compensation program that is structured to:

◦	Align executive compensation with shareholder value creation

◦	Encourage retention and growth opportunities for executives

◦	Compensate executives for measureable and meaningful levels of Company performance

◦	Balance performance incentives while not encouraging excessive risk taking by executives
The Committee’s annual process for setting NEOs’ compensation begins in the fourth quarter of each year when the Company’s senior management team sets operating and financial goals for the coming year. Using data and analysis provided by an independent compensation consultant and considering senior management’s operating and financial goals, as well as the market environment, the Committee establishes compensation levels and challenging performance goals for the year.

Executive Compensation Process

The compensation program is designed and implemented as follows:

(1)
The Committee leads a robust process to set and measure challenging goals: Company performance objectives are subject to a robust goal-setting process in which the Committee considers business-driven bottom-up and corporate top-down budgets and market projections. In setting each NEO's total compensation, the Committee considers among other factors, Company performance, relative shareholder return, the competitive marketplace, and the awards given to NEOs in past years.

In January of each year, the Committee reviews the annual results of the Company compared to the business plan, and uses this review as the basis for the annual evaluation of the CEO. The CEO does not attend executive sessions of the Committee when his own compensation is being reviewed and determined by the Committee or the Board. The Committee's evaluation is discussed with the full Board and communicated to the CEO by the Lead Independent Director.
Based on similar factors and individual objectives, including an assessment of effective risk management, the CEO, assisted by the Director of Human Resources (herself not a NEO), annually reviews the performance of each of the other NEOs. The conclusions and recommendations based on those reviews, including any recommendations for salary adjustments, annual awards and equity components, are presented to the Committee.
The Committee has the discretion to accept, reject, or modify the CEO's recommendations, and to determine the amount of equity and other compensation payable to executives based on its assessment of their performance. Rather than relying on formulaic models, the Committee believes that retaining discretion to assess performance of the CEO and other NEOs gives the Committee members the ability to more accurately reflect individual contributions that cannot be quantified.

(2)
Substantial ‘at risk’ and variable compensation: 88% of CEO and at least 73% of the other NEOs' total compensation (salary, bonus, stock awards (long-term incentives), non-equity incentive plan compensation (short-term incentives), and all other compensation) is variable and impacted by specific Company performance.

(3)
Alignment with shareholders: Each NEO is subject to robust stock ownership guidelines that require them to hold a significant number of company shares as long as they remain employed at the Company, with the CEO’s requirement at 5x base salary and other NEOs at 2x base salary.

Peer Group and the Market Check
Each year, the Committee identifies companies to include in a peer group for purposes of benchmarking executive compensation levels and practices. The Committee selects peer companies with the support of an independent compensation consultant. Companies selected for the peer group are:

◦	In the section of the banking and financial services industries where the Company competes for capital and talent

◦	In related industries within the financial services sector (regional banking)

◦	In a broad-based set of peers that are in different industries but similar in size and business scope

◦	Possible sources of, or destinations for, talent

◦	Comparable in:

▪	Business size and scope

▪	Complexity and organizational structure

▪	Compensation practices and structures

◦	Consist of some peers of our peer companies

Peer Group Companies*
	Market Capitalization	Revenue	Total Assets	Employee Population (FTE)**
Bank Peers (dollars in millions)
Bankunited Inc	$2,944.9	$867.9	$19,210.5	1,587
Cathay General Bancorp	$2,039.6	$459.2	$11,511.8	1,132
City National Corp	$4,453.8	$1,319.0	$32,610.4	3,570
Commerce Bancshares Inc	$4,187.7	$1,098.4	$23,994.3	4,744
Community Bank System Inc.	$1,548.0	$375.2	$7,489.4	2,001
East West Bancorp, Inc.	$5,556.9	$1,066.3	$28,738.0	2,496
FNB Corp/FL	$2,311.0	$664.6	$16,127.1	2,879
Fulton Financial Corp	$2,289.9	$763.5	$17,124.8	3,620
Glacier Bancorp Inc	$2,083.4	$389.5	$8,306.5	1,813
Hancock Holding Co	$2,504.2	$929.9	$20,747.3	3,794
Home Bancshares, Inc.	$2,171.8	$380.7	$7,403.3	1,497
Intl Bancshares Corp	$1,767.5	$573.1	$12,079.2	2,968
Investors Bancorp Inc	$4,028.2	$702.7	$18,773.6	1,682
MB Financial Inc/MD	$2,434.3	$592.4	$14,602.1	1,775
National Penn Bancshares Inc	$1,550.9	$380.2	$9,750.9	1,658
Old National Bancorp	$1,749.0	$554.6	$11,647.6	2,938
Privatebancorp Inc	$2,609.5	$642.0	$15,603.4	1,168
Prosperity Bancshares Inc	$3,862.5	$837.7	$21,507.7	3,096
Signature Bank/NY	$6,337.6	$959.3	$27,318.6	945
Susquehanna Bancshares Inc	$2,434.5	$829.0	$18,661.4	3,346
Synovus Financial Corporation	$3,699.7	$1,190.8	$27,051.2	4,563
Texas Capital Bancshares Inc	$2,483.5	$557.1	$15,899.9	1,016
Trustmark Corp	$1,655.0	$615.8	$12,250.6	3,060
UMB Financial Corp	$2,588.1	$862.6	$17,501.0	3,498
Umpqua Holdings Corp	$3,695.7	$1,001.8	$22,613.3	2,490
United Bankshares Inc.	$2,591.7	$499.5	$12,328.8	1,703
Valley National Bancorp	$2,247.8	$714.2	$18,793.9	2,908
Webster Financial Corp	$2,935.7	$921.0	$22,533.0	2,704
Western Alliance Bancorporation	$2,411.6	$442.3	$10,600.5	1,131
Wintrust Financial Corp	$2,184.4	$886.5	$20,010.7	3,413
Average for Bank Peer Group	$2,845.3	$735.9	$17,426.4	2,507
Bank of Hawaii Corporation	$2,593.3	$559.7	$14,787.2	2,161

Peer Group Companies*
	Market Capitalization	Revenue	Total Assets	Employee Population (FTE)**
Size-Based Peers*** (dollars in millions)
Boston Beer Co. Inc.	$3,782.5	$890.6	$572.3	1,120
CARBO Ceramics Inc.	$924.9	$648.3	$934.2	1,025
Cepheid	$3,815.8	$470.1	$793.6	1,200
Heartland Express, Inc.	$2,370.9	$871.4	$760.0	5,220
HomeAway, Inc.	$2,808.6	$427.3	$1,524.3	1,737
Intersil Corporation	$1,882.3	$562.6	$1,154.3	1,017
Medidata Solutions, Inc.	$2,590.5	$335.1	$622.2	923
MGE Energy Inc.	$1,581.2	$629.4	$1,619.9	701
Morningstar Inc.	$2,884.9	$744.2	$1,020.2	3,800
Sotheby's	$2,979.0	$926.0	$2,462.7	1,577
TAL International Group, Inc.	$1,450.6	$641.4	$4,230.8	172
The Advisory Board Company	$1,765.9	$555.1	$1,022.6	2,800
The Ultimate Software Group, Inc.	$4,165.3	$505.9	$1,190.3	2,300
U.S. Silica Holdings, Inc.	$1,385.1	$776.6	$1,067.1	844
Ubiquiti Networks, Inc.	$2,619.0	$607.6	$553.4	312
Average for Size-Based Peer Group	$2,467.1	$639.4	$1,301.9	1,650
Bank of Hawaii Corporation	$2,593.3	$559.7	$14,787.2	2,161
*Peer data provided by Veritas Executive Compensation Consultants as of December 31, 2014, or earlier, based on available data as of February 6, 2015
**FTE represents Full-Time Equivalent Employees
***Size-based peers selected based on being within 50-200% of Bank of Hawaii Corporation in terms of each of average market capitalization, revenue, and average enterprise value

After selecting the peer companies, the Committee does not target a specific relative level of compensation but considers the median levels (the 50th percentile) of the following when determining target pay, including: (1) base salaries, and (2) total cash compensation, including annual incentives on both an actual and target basis, and (3) total direct compensation including long-term incentives at both actual and target levels. If NEO base salaries, total cash compensation, or target or actual incentive compensation result in above-median compensation, it is directly because of measurable Company and/or individual executive performance.

S&P Supercomposite Regional Bank Index
In addition to bank and size-based peer groups, the Company benchmarks key performance metrics and the compensation program against the companies included in the S&P Supercomposite Regional Bank Index, excluding those companies with assets in excess of $50 billion. The S&P Supercomposite Regional Bank Index provides an appropriate group for comparison purposes because these are the companies with which the Company competes for capital and talent. The Committee concluded that the Company’s business mix and source of executive talent for the Company are well represented in the S&P Supercomposite Regional Bank Index.

Role of the Compensation Consultant
The Committee is responsible for retaining its compensation consultant and for determining the terms and conditions, including engagement fees. The Committee determines whether the consultant's services are performed objectively and free from the influence of management. The Board's independent compensation consultant is Veritas Executive Compensation Consultants ("Veritas"). The compensation consultant reports directly to the Committee, takes instructions solely from the Committee, and performs no other services for the Company. The Committee Chairman pre-approves all compensation consulting engagements, including the nature, scope and fees of assignments. In 2014, the Committee considered the factors delineated by the SEC in Rule 10C-1 and determined that Veritas was an independent compensation consultant and that the firm’s work did not raise a conflict of interest with the Company.
In 2014, Veritas helped to ensure that the Company's executive compensation practices were competitive, appropriately designed, and were aimed at linking executive compensation to the business and strategic objectives of the Company. Veritas also provided the Committee with market data and an analysis of competitive compensation for the NEOs.

Compensation and Risk Management
Compensation risks are assessed and managed in the context of the Company's business strategies. The Committee monitors the Company's financial and non-financial performance throughout the year as well as the Company's risk profile and risk management processes to ensure that the Company's compensation policies do not promote unnecessary or excessive risks that may threaten the value of the Company. Several areas are reviewed by the Committee including, but not limited to, how risk management is built into incentive compensation for the Company's executive management, the specific risk profile for a community bank as it relates to loans and investment securities, the controlled and disciplined approach in the compensation structure of the Company, the implementation of new processes with regard to qualitative versus quantitative measures of management performance, and the refinement of best practices.
The Committee also believes that compensation should recognize short- and long-term performance and may include both cash and equity components. The composition of components may vary from year to year based on individual, market and other factors. There are no specific formulas to determine the mix of pay elements, or the allocation between cash and non-cash compensation or among non-cash forms of pay.
In the following table, neither total compensation nor any element of cash and non-cash compensation is formally benchmarked against a peer group of companies, although the Committee uses the peer group data as a reference. In making compensation decisions, the Committee considers individual performance, experience in the position, breadth of duties, and pay parity among positions of comparable responsibility. The Committee also reviews market data to verify that compensation is competitive and within market ranges.

Elements of the Compensation Program
Each NEO receives a balance of variable and fixed compensation. The following describes the various forms of compensation:

Pay Elements	Components	Rationale for Form of Compensation
Base Salary	Cash	• To attract and retain executive talent • To provide a fixed base of compensation generally aligned to peer group levels

Short-Term Incentive	Annual Cash Bonus
•    To drive the achievement of key business results on an annual basis
•    To recognize individual executives based on their specific and measurable contributions
•    To structure a meaningful amount of annual compensation as performance-based and not guaranteed

Long-Term Incentive	Performance Shares (RSGs and RSUs)
•    To drive the sustainable achievement of key long-term business results
•    To directly align the interests of executives with shareholders
•    To structure a meaningful amount of long-term compensation as performance-based and not guaranteed

2014 Short-Term Incentive Compensation
The annual incentive program is 100% performance-based and is paid in cash each year based on measurable, specific performance metrics. The following table compares the targeted goals of each performance metric with actual results:

2014 Short-Term Incentive Plan Financial Metrics – 50% Weighting
Metric	Weight	2013 Target	2013 Actual	2014 Target	2014 Actual
Diluted EPS as a % of Budget	16.67%	$3.35	$3.38	$3.60	$3.69
Stock Price-to-Book Ratio Relative to Peers	16.67%	Third Quartile	Fourth (Top) Quartile	Third Quartile	Fourth (Top) Quartile
Risk Management	16.67%	Safety and Soundness	Achieved	Safety and Soundness	Achieved

2014 Disciplined Other Short-Term Metrics – 50% Weighting
Strategic Initiatives (16.67% weighting)	Community Presence/Reputation (16.67% weighting)	Leadership Development/Succession (16.67% weighting)
▪    Employee engagement
o    Employee opinion survey results; well-being initiatives; company-wide employee activities
 o   Among Hawaii Business Magazine’s “Best Places to Work 2014” - #1 in “Healthiest Companies” and #3 in “Most Family-Friendly” categories
▪    Market penetration and deepening of relationships
o    Increased core deposits, average loans and leases, commercial real estate mortgage growth, and introduced managed account portfolio solutions
▪    Leading market presence
o    Market penetration at 51%, 10-year high
o    #1 core deposits (over $10 billion, all-time high)
▪    Customer satisfaction score over 80% in top 2 categories
▪    $4.1 million non-interest expense savings
▪    Actively manage risk and capital - dividend, share repurchase, regulatory and compliance initiatives

▪    CEO’s role as a member of the Board of Directors of the Federal Reserve Bank of San Francisco
▪    Industry press recognition of BOH
o    Ranked number 2 by Forbes Magazine in 2014 among the 100 largest U.S. banks and thrifts based on nine measures of financial health.
o    Ranked in the top 2 by the ABA Banking Journal for four consecutive years (largest banks and thrifts)
o    SBA Lender of the Year – named to top category for large banks, and also recognized as 2014 SBA Veteran Lender of the Year
o    “Best Bank” according to the Honolulu Star Advertiser’s
People’s Choice awards
▪    Charitable/community activity
o    Employee Giving Programs
      (>$740,000 raised for local non-profits); Employee Volunteer Program – 109 events, nearly
      7,000 employee volunteer hours
o    Launched Bank of Hawaii Foundation Scholarship Fund (awarded 26 scholarships totaling $91,000) for children and grandchildren of Bank of Hawaii employees

▪    Executive, high potential and middle manager development programs
o    78 classes
o    12,700 hours of leadership training delivered
▪    Robust annual executive development process and succession review
▪    Accelerated senior leaders’ development through business rotations
▪    100% of new senior officer promotions from within
▪    Active participation of high potential leaders in Company’s key strategic initiatives teams
▪    Enhanced and completed leadership development series
o    Offered new courses focused on talent management, engagement and productivity
o    Delivered training and management tools to aid middle management
o    Participated in learning partner/mentoring groups
o    Top 250 Company leaders have completed the series

2014 Long-Term Incentive Compensation
The Company’s 2014-2016 long-term incentive plan is 100% performance-based and awarded in the form of performance shares which vest over three years. The plan requires achievement of absolute and relative metrics to achieve a payout.

2014 - 2016 Long-Term Incentive Plan

Performance Requirements for Long-Term Incentive Vesting			Timing of Long-Term Incentive Vesting

Performance Share Payout	Performance metrics*		2015	2016	2017
1/3 of target** paid if…	2014 ROA, ROE, Stock Price-to-Book Ratio or Tier 1 Capital Ratio are in fourth (top) quartile relative to indexes	è è 1/3, 2/3 or 3/3 of Target Based on Performance è è	up to 1/3 of grant vests	up to 1/3 of grant vests	up to 1/3 of grant vests
1/3 of target** paid if…	2014 ROA, ROE, Stock Price-to-Book Ratio or Tier 1 Capital Ratio are in the third quartile relative to indexes

1/3 of target** paid if…	2014 net income is positive
* To achieve any payout, must have performed in the top two quartiles of Return-on-Assets (ROA), Return-on-Equity (ROE), Stock Price-to-Book Ratio or Tier 1 Capital Ratio relative to the S&P Supercomposite Regional Bank Index or S&P Supercomposite Bank Index
** Target grant is based on market survey data, calculated on a “targeted total compensation” basis and characterized as a multiple of base salary

2015 Changes to Incentive Compensation Plans
The following table illustrates the 2014 and 2015 design elements and changes:

Pay Elements	2014 Design Elements	2015 Design Elements

Short-Term Incentive Plan	• 50% quantitative performance metrics o Diluted EPS as a % of Budget o Stock Price-to-Book Ratio o Risk Management • 50% qualitative performance metrics
•    80% quantitative performance metrics
o    Three performance metrics set at challenging levels relative to peers* and their weighting
▪    Return-on-Equity (30%)
▪    Stock Price-to-Book Ratio (30%)
▪    Tier 1 Capital Ratio (20%)
•    20% qualitative performance metrics

Long-Term Incentive Plan
•    Three-year plan
•    One-year performance period
•    Three-year vesting period
•    100% quantitative performance metrics
        • Two performance metrics
      o Positive Net Income
      o One of the following set at
            challenging levels relative to peers
 ▪ Return-on-Assets
 ▪ Return-on-Equity
 ▪ Stock Price-to-Book Ratio
 ▪ Tier 1 Capital Ratio
•    To achieve full payout must have performed in top quartile in any one of the relative metrics
•    To achieve two-thirds payout must have performed in top two quartiles in any one of the relative metrics

•    Three-year plan
•    Three-year sustained performance period
•    Three-year cliff vesting
•    100% quantitative performance metrics
○ Three performance metrics set at
     challenging levels relative to peers* and
     their weighting
▪ Return-on-Equity (40%)
▪ Stock Price-to-Book Ratio (40%)
▪ Tier 1 Capital Ratio (20%)
•    To achieve full payout, top quartile performance in all three performance measures must occur
•    To achieve any payout, top two quartile performance must occur with the actual payout determined by performance and metric weighting

*S&P Supercomposite Regional Bank Index (excluding banks with assets > $50 billion) as of January 1, 2015

2014 Fixed Compensation and Benefits

Base Salary
Base salary is based on each individual's responsibilities. The CEO may also consider competitive compensation data provided by Veritas. Base salaries are generally established in connection with recruiting or retaining qualified executive officers. The Committee reviews salary levels as part of the Company's annual performance review process, as well as upon promotion or other changes in job responsibility. Merit-based increases to salaries for executive officers other than the CEO are determined by the Committee based on the CEO's assessment of individual performance and his recommendation.
In recommending base salaries, the CEO considers, among other factors, the needs of the Company, internal pay parity among positions of comparable responsibility, and individual performance and contribution to the Company. The Committee also looks at market survey data to verify that salaries are competitive and within market ranges.

Benefits and Retirement Plans Sponsored by the Company
Executive officers are eligible to participate in health and insurance plans, retirement plans, and other benefits generally available to full-time employees. This is consistent with the Company’s belief in offering employees basic health and retirement benefits that are competitive in our markets. The retirement programs assist employees in planning for their retirement income needs. Benefits under the qualified health and retirement plans are not directly tied to specific Company performance. Employees who meet service requirements are eligible to participate in the Company sponsored Retirement Savings Plan (“RSP”), a tax-qualified defined contribution pension plan. The Committee regularly reviews the value of benefits.
The Committee has adopted the Bank of Hawaii Corporation Executive Deferred Compensation Program (the “Deferred Compensation Program”), a program that offers senior management (including the NEOs) the ability to defer up to 80% of base salary and 100% of incentive amounts under the Executive Incentive Plan in order to allow executives to defer, along with the receipt of such incentive amounts, the income tax liability on such amounts (including any appreciation in value as a result of the deemed investment of such amounts) until payment. This program allows participants to manage their cash flow and estate planning needs.
The Company also maintains the Bank of Hawaii Retirement Savings Excess Benefit Plan (the “Excess Benefit Plan”), a nonqualified supplemental retirement benefits plan that compensates participants for benefits that would otherwise be payable under the Company's Retirement Savings Plan but for certain Internal Revenue Code (“IRC”) limitations. The Committee believes that this plan is important to ensure equitability in retirement funding amounts between those that fall below and above the IRC limitations.
Gains from long-term incentive compensation are not included in the determination of nonqualified deferred compensation benefits.

Perquisites
The Company offers perquisites that the Committee believes are competitive in attracting and retaining a strong executive team, yet reasonable. The Company provides perquisites to NEOs for purposes of recruiting, retention and security. The Committee believes perquisites should be limited in scope and value.
Change-in-Control and Severance Arrangements
The Committee believes that an essential component to protecting and enhancing the best interests of the Company and its shareholders is to provide for the protection of its executive team in the event of a change-in-control of the Company. Change-in-control benefits play an important role in attracting and retaining key executives. The payment of such benefits ensures a smooth transition in management following a change-in-control by giving an executive the incentive to remain with the Company through the transition period, and, in the event the executive's employment is terminated as part of the transition, by compensating the executive with a degree of financial and personal security during a period in which he or she is likely to be unemployed.

The Change-in-Control Retention Plan (the “Retention Plan”), provides benefits only in the event that a participant's employment is terminated by the Company without cause or by the participant for “good reason” within 24 months following a change-in-control. The Committee believes that this encourages executives to remain with the Company upon a change-in-control. The key provisions of the Retention Plan for NEOs, including the CEO and vice chairmen, are:

•	Severance benefit - a “two times base salary and bonus” payment which is payable in the month following termination of employment.

•
Payment for non-competition - an additional “one times base salary and bonus” payment that is payable only if the executive complies with the 12-month non-competition restrictions specified under the Retention Plan.

•	In addition to non-competition restrictions, the Retention Plan imposes non-disclosure, non-solicitation and non-disparagement restrictions on participants.
Each of the NEOs participates in the Retention Plan. See the discussion under "Change-in-Control, Termination, and Other Arrangements" on page 51 for additional information.
No Excise Tax Gross-Ups
In 2009, the Company amended the Retention Plan to limit any payment or benefit under the plan to an amount that would not be subject to Excise Tax even if the benefits would be substantially eliminated as a result of this limit, and to eliminate any tax gross up payments to executives in connection with any payment or benefit under the Retention Plan.
Vesting of Equity Incentive Compensation on Change-in-Control
The terms of the Company's 2004 Stock and Incentive Compensation Plan provide for full acceleration of vesting of restricted stock, restricted stock units, and stock options upon the occurrence of a change-in-control of the Company. The Committee believes that it is generally appropriate to fully vest equity and incentive-based awards to employees in a change-in-control transaction because such a transaction may often cut short or reduce the employee's ability to realize value with respect to such awards. Similarly, the Executive Incentive Plan provides that incentive awards will, upon a change-in-control of the Company, be prorated as though the applicable performance period ended on the change-in-control date and will be calculated as an amount equal to two times a participant's incentive allocation for the prorated performance period.
Other Matters
Stock Ownership Requirements
The Committee believes that significant ownership of our common stock by our executives directly aligns their interest with those of our shareholders and also helps balance the incentives for risk-taking inherent in equity-based awards. Under the Company's executive stock ownership guidelines, the CEO should own Company common stock having a market value equal to at least five times base salary and vice chairmen should own Company stock having a market value equal to at least two times base salary. Stock ownership includes the value of vested stock options, restricted stock, restricted stock units from qualified plans, and other stock held by the executive. The guidelines provide that the CEO comply with the stock ownership levels within five years of the date hired or promoted to such position within the Company; for all other NEOs the attainment period is three years. As of December 31, 2014, all of the NEOs satisfied the stock ownership guidelines.

Officer	Stockholding Guideline (multiple of base salary)
Chairman and CEO	5x
Vice Chairmen	2x

Clawback Policy
To the extent permitted by law, if the Committee determines that any bonus, incentive payment or equity based compensation has been awarded or received by an executive officer and that such compensation was based on any financial results or operating metrics that were satisfied as a result of such officer’s fraudulent or intentional illegal conduct, as defined by applicable law, then the Committee shall recover from the officer such compensation (in whole or in part) as it deems appropriate under the circumstances.  In determining whether to recover such payment, the Committee shall take into account such considerations as it deems appropriate, including whether the assertion of a claim may violate applicable law or prejudice the interests of the Bank in any related proceeding or investigation.  Further, following a restatement of the Bank’s financial statements, on the recommendation of the Audit & Risk Committee, the Committee shall cause the Bank to recover any compensation that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002.
Anti-Hedging and Pledging Policies
The Company's Securities Trading Policy specifically prohibits directors and employees from hedging the risk associated with the ownership of Bank of Hawaii Corporation's common stock. The Policy also prohibits directors and employees from pledging transactions involving Bank of Hawaii Corporation common stock as collateral, including the use of a traditional margin account with a broker-dealer. No officers or directors have hedged or pledged Company stock.
Tax Considerations
Section 162(m) of the IRC limits the deductibility of compensation paid to certain executive officers in excess of $1,000,000, but excludes “performance based compensation” from this limit. To maintain flexibility in compensating executive officers, the Committee does not require all compensation to be awarded in a tax deductible manner and compensation payable to our executive officers may exceed the Section 162(m) deductible limit at times. However, it is the intent of the Committee that executive compensation be deductible under the provisions of Section 162(m) to the fullest extent possible and consistent with overall corporate goals.  In 2014, $91,818 of compensation paid to one executive officer was not deductible by the Company under Section 162(m).

EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation paid to or earned by our named executive officers for each of the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Peter S. Ho	2014	794,424	—	5,680,158	—	1,250,000	2,358	141,969	7,868,909
Chairman of the Board,	2013	754,847	—	1,506,366	—	1,200,000	—	146,213	3,607,426
Chief Executive Officer &	2012	675,000	—	1,564,738	228,897	1,375,000	3,798	122,908	3,970,341
President

Kent T. Lucien	2014	443,942	425,000	912,232	—	470,000	—	96,970	2,348,144
Vice Chairman,	2013	423,500	—	502,281	—	419,000	—	71,668	1,416,449
Chief Financial Officer	2012	382,500	—	575,980	147,150	455,000	—	66,836	1,627,466

Wayne Y. Hamano	2014	358,278	450,000	912,232	—	410,000	102,039	87,418	2,319,967
Vice Chairman,	2013	330,308	250,000	—	—	349,000	—	60,478	989,786
Chief Commercial Officer	2012	310,097	200,000	503,607	—	325,000	5,237	66,100	1,410,041

Mark A. Rossi	2014	443,942	—	912,232	—	470,000	—	73,575	1,899,749
Vice Chairman, Chief	2013	423,769	—	502,281	—	419,000	—	72,085	1,417,135
Administrative Officer,	2012	375,770	—	572,162	147,150	455,000	—	67,430	1,617,512
General Counsel, &
Corporate Secretary

Mary E. Sellers	2014	419,278	—	912,232	—	470,000	17,518	56,831	1,875,859
Vice Chairman,	2013	392,730	—	502,281	—	387,000	—	55,337	1,337,348
Chief Risk Officer	2012	330,769	—	566,913	147,150	420,000	9,808	50,009	1,524,649

(1)
Messrs. Ho and Lucien received no fees or compensation for their services on the Board of Directors. The Company pays on a bi-weekly basis. Normally there are 26 payrolls in a year; however, in 2014 there was an additional payroll.  The 27th payroll is an anomaly to the bi-weekly pay schedule that cycles through every 11 years, and does not indicate an increase in the NEOs’ base salaries.

(2)
For Messrs. Lucien and Hamano, amounts reported in this line include retention payments made pursuant to employment agreements entered in 2010 and, amended from time to time to extend the retention period. The Company does not generally have employment agreements with its executives. However, the Committee has from time to time entered into such agreements to retain key executives. In connection with the Company’s 2010 leadership transition, the Company entered into Retention Agreements with Messrs. Lucien and Hamano. The agreements, as amended, provided for retention payments of $425,000 to Mr. Lucien and $450,000 to Mr. Hamano in August 2014 subject to their continued employment at the Company through July 31, 2014. Mr. Lucien remains employed as the Company’s Vice Chairman and CFO and Mr. Hamano remains employed as Vice Chairman and Chief Commercial Officer.

(3)
As more particularly described on page 32 herein, the Committee on January 24, 2014 reviewed Mr. Ho’s exceptional performance as CEO, including the development and successful completion of the 2011-2013 Company Strategic Plan, and considered his performance and level of compensation as compared to peer companies.  Based upon this review, the Committee approved a one-time performance-based grant to Mr. Ho comprised of 28,350 shares of restricted stock and 28,350 restricted stock units.  Mr. Ho will only realize the value of this one-time grant if the Company achieves rigorous performance-based thresholds over the performance period and subject to a four-year contingent vesting schedule.  If the rigorous performance thresholds are not met, Mr. Ho will forfeit all or a portion of this one-time performance-based grant.

This column represents the aggregate grant date fair value of restricted stock and restricted stock units granted to each of the NEOs in accordance with Accounting Standards Codification ("ASC") Topic 718, "Compensation - Stock Compensation" for 2014 and the aggregate grant date fair value of restricted stock for 2013 and 2012. Restricted stock and restricted stock unit awards are valued at the closing price of the Company's common stock on the date of the grant. For additional discussion of this grant, please refer to “Comparability to Peer Companies and Aligning Pay with Performance in 2014” on page 32.

(4)
This column represents the aggregate grant date fair value of stock options granted to the NEOs in accordance with ASC 718. The fair value of each stock option award was estimated on the grant date using the Black-Scholes option pricing model. The assumptions used in determining the grant date fair value for share-based compensation are described in the Company's 2014 Annual Report on Form 10-K in Note 15, Share-Based Compensation.

(5)	All amounts reported under this column relate to awards earned under the Executive Incentive Plan.

(6)
This column represents the annual change in the actuarial present value of accumulated benefits under the Employees’ Retirement Plan of Bank of Hawaii.  Messrs. Ho and Hamano and Ms. Sellers are the only NEOs who are participants of this plan, which was frozen at the end of 1995.  The increase in the value of the pension benefits from the prior measurement date is primarily due to the decrease in the discount rate used to measure the accumulated value of benefits (from 5.22% to 4.25%). In addition, the mortality table and improvement scale were updated for 2014. Additionally, for Mr. Hamano, the pension value increased by $93,514 due to the correction in monthly accrued benefits from $257.82 to $813.85. For 2013, Messrs. Ho and Hamano's pension value declined by $1,446 and $1,760, respectively. For 2013, Ms. Sellers' pension value declined by $4,377.

The Company has not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in this column.

(7)	The All Other Compensation Table that follows provides additional detail regarding the amounts in this column.

ALL OTHER COMPENSATION TABLE
The following table sets forth a breakdown of All Other Compensation paid to or earned by our NEOs for each of the fiscal years indicated.

Name	Year	Retirement Savings Plan 401(k) Matching Contribution ($)(1)	Value Sharing Funding ($)(2)	Excess Plan Value Sharing Funding ($)(3)	Retirement Savings Plan Company Fixed Contribution ($)(4)	Excess Plan Company Fixed Contribution ($)(5)	Executive Deferred Compensation Restoration Contribution ($) (6)	Other Compensation ($)(7)	Total All Other Compensation ($)
Peter S. Ho	2014	10,400	7,173	47,848	7,800	52,032	—	16,716	141,969
	2013	10,200	6,512	47,878	7,650	56,246	—	17,727	146,213
	2012	10,000	6,980	38,391	7,500	41,250	—	18,787	122,908

Kent T. Lucien	2014	10,400	7,173	12,852	7,800	13,976	32,368	12,401	96,970
	2013	10,200	6,512	13,407	7,650	15,749	5,471	12,679	71,668
	2012	10,000	6,980	14,728	7,500	15,825	—	11,803	66,836

Wayne Y. Hamano	2014	10,400	7,173	19,741	7,800	21,467	10,463	10,374	87,418
	2013	10,200	6,512	11,929	7,650	14,014	10,173	—	60,478
	2012	10,000	6,980	14,661	7,500	15,753	—	11,206	66,100

Mark A. Rossi	2014	10,400	7,173	16,633	7,800	18,088	—	13,481	73,575
	2013	10,200	6,512	15,930	7,650	18,713	—	13,080	72,085
	2012	10,000	6,980	14,540	7,500	15,623	—	12,787	67,430

Mary E. Sellers	2014	10,400	7,173	14,856	7,800	16,155	447	—	56,831
	2013	10,200	6,512	11,903	7,650	13,983	5,089	—	55,337
	2012	10,000	6,980	12,306	7,500	13,223	—	—	50,009

(1)
This column represents the Company match of an individual’s salary deferral contributions to the RSP, a qualified defined contribution pension plan, subject to the Internal Revenue Code prescribed limit (which in 2014 was limited to $260,000 of eligible compensation), and is available to all eligible employees. The Company makes a matching contribution of $1.25 for each dollar of employee contribution up to 2% of eligible compensation, and a $0.50 matching contribution for every dollar of employee contribution above 2% and up to 5% of eligible compensation.

(2)
For 2014, the total profit-sharing funding, or “Value Sharing Funding,” equaled 2.76% of eligible compensation. The funding is allocated in the following manner and made available to all eligible employees: 1) a portion of the funding is allocated in cash, 2) to the extent permitted by IRS ($260,000 of eligible compensation in 2014) and RSP provisions, a portion is contributed to the RSP, and 3) any Value Sharing Funding on eligible compensation in excess of IRS limits are contributed to the Excess Benefit Plan (column 3). Column 2 represents the sum of the cash portion and the portion contributed to the RSP. For 2014, the cash portion and the portion contributed to the RSP was $1,291 and $5,882, respectively, for each of the NEOs.

(3)
This column represents the Company's Value Sharing Funding based on 2.76% of eligible compensation in excess of the Internal Revenue Code prescribed limit ($260,000 of eligible compensation in 2014) that is contributed to the Excess Benefit Plan, and is available to all eligible employees.

(4)	The Company's Fixed Contribution to the RSP equaled 3% of eligible compensation, subject to the same Internal Revenue Code prescribed limits, and is available to all eligible employees.

(5)
The Company's Fixed Contribution to the RSP equaled 3% of eligible compensation. This column represents the Company's Fixed Contribution in excess of the Internal Revenue Code prescribed limits that is paid into the Excess Benefit Plan, and is available to all eligible employees.

(6)
Messrs. Lucien and Hamano and Ms. Sellers were the only NEOs who deferred amounts under the Deferred Compensation Program. Refer to section "Nonqualified Deferred Compensation" for additional information.

(7)	For 2014, this column includes the value of perquisites for Messrs. Ho, Lucien, Hamano, and Rossi, which include club membership dues, car services, spouse travel, and home security for Mr. Ho.

NONQUALIFIED DEFERRED COMPENSATION
Executive Deferred Compensation Program
The Company’s Executive Deferred Compensation Program (the “Deferred Compensation Program”) is a nonqualified deferred compensation plan that allows senior management (including the named executive officers) to defer up to 80% of their base salary earned for a specified year through the Executive Base Salary Deferral Plan (the “Salary Deferral Plan”), and to defer up to 100% of incentive payments under the Executive Incentive Plan. In 2014, Messrs. Lucien and Hamano and Ms. Sellers deferred amounts under the Deferred Compensation Program.
For each Plan Year beginning in 2012, with respect to the deferred amount, a Deferred Compensation Program participant who is eligible for the Company's Fixed Contribution and discretionary Value Sharing Contribution under the Company’s qualified retirement plan, the Bank of Hawaii Retirement Savings Plan ("Retirement Savings Plan"), will receive an amount, referred to as "Restoration Contribution," equal to the sum of: (a) the "Fixed Contribution Percentage" as described in the Retirement Savings Plan for the immediately preceding Plan Year multiplied by the Elective Deferral Amount; plus (b) the "Value Sharing Allocation Percentage" as determined by the Company for purposes of the Retirement Savings Plan for the immediately preceding Plan Year multiplied by the Elective Deferral Amount.
A participant is always 100% vested in his or her deferred amounts. Deferred amounts under the Deferred Compensation Program are subject to adjustment for appreciation or depreciation in value based on hypothetical investments in one or more investment funds or vehicles permitted by the Committee and chosen by the participant. A participant’s deferred amounts are generally payable beginning on the earliest to occur of the following: (a) a specified time chosen by the participant, or if none, the date that is six months following a separation from service, (b) the participant’s death, (c) the participant’s disability or (d) an “unforeseeable emergency” (generally, a severe financial hardship resulting from the illness of the participant or his or her spouse or dependent, or other extraordinary and unforeseeable circumstances arising from events beyond the control of the participant). Distributions in the event of an unforeseeable emergency are subject to restrictions and are limited to an amount that is reasonably necessary to satisfy the emergency need. For distributions upon a separation from service or at a specified time chosen by a participant, the participant may choose to receive deferred amounts as a lump sum cash payment or in annual installments over a period not to exceed five years. The amount of each installment will be calculated using the “declining balance method," under which each installment payment is determined by dividing a participant’s aggregate unpaid balance by the remaining years in the payment period. For distributions resulting from all other events, payment will be made as a lump sum cash payment.
The Company's obligations with respect to deferred amounts under the Salary Deferral Plan and the Executive Incentive Plan are payable from its general assets, although the Company has established a rabbi trust to assist it in meeting its liabilities under the plans. The assets of the trust are at all times subject to the claims of the Company’s general creditors.
Retirement Savings Excess Benefit Plan
The Retirement Savings Excess Benefit Plan (the “Excess Benefit Plan”) is a nonqualified supplemental retirement benefits plan that compensates participants for the amount of benefits that would otherwise be payable under the Company’s Retirement Savings Plan but for limitations under Internal Revenue Code Sections 415 and 401(a)(17) as to the amount of annual contributions to, and annual benefits payable under, the Retirement Savings Plan. A participant’s accrued benefits under the Excess Benefit Plan are hypothetically invested in one or more funds permitted by the Plan and chosen by the participant, and are adjusted for appreciation or depreciation in value attributable to such hypothetical investments.
For an individual who became a participant in the Excess Benefit Plan after May 19, 2006, the plan provides that benefits are payable upon a separation from service according to a distribution schedule that is determined by reference to the total amount accrued for the individual under the plan. A participant with:

•	$100,000 or less in deferred amounts will receive a lump sum payment six months after separation from service;

•	more than $100,000 but no more than $300,000 in deferred amounts will receive distributions in two installments;

•	more than $300,000 but no more than $500,000 in deferred amounts will receive distributions in three installments; and

•	more than $500,000 in deferred amounts will receive distributions in five installments.

In each case, the first installment will be paid on the first day of the seventh month following separation from service and subsequent installments will be paid in each subsequent January. An individual who first became a participant in the Excess Benefit Plan on or prior to May 19, 2006 will receive benefits upon the participant’s separation from service and may have elected to be paid as follows: (a) according to the distribution schedule applicable to individuals who become participants after May 19, 2006, (b) in a lump sum on the first day of the seventh month following separation from service, or (c) in annual installments (not to exceed five) commencing on the first day of the seventh month following separation from service or commencing on an anniversary of the participant’s separation from service (not later than the fifth anniversary). The amount of each installment will be calculated using the declining balance method. If a participant dies prior to the full distribution of his or her deferred amounts, any unpaid amounts remaining will be distributed in a lump sum to the participant's beneficiary.
The Company’s obligations under the Excess Benefit Plan are payable from its general assets, although the Company has established a rabbi trust to assist it in meeting its liabilities under the plan. The assets of the trust are at all times subject to the claims of the Company’s general creditors.
Set forth below is information regarding the amounts deferred by or for the benefit of the named executive officers in 2014.

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR 2014

Name	Executive Contributions In Last Fiscal Year ($)(1)	Registrant Contributions In Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals or Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Peter S. Ho	—	99,880	9,491	—	555,622
Kent T. Lucien	551,327	59,196	49,526	—	1,167,979
Wayne Y. Hamano	284,197	51,671	21,330	—	594,939
Mark A. Rossi	—	34,721	5,476	—	186,877
Mary E. Sellers	7,764	31,458	9,546	—	321,386

(1)During 2014, Messrs. Lucien and Hamano and Ms. Sellers deferred $457,327, $181,697, and $7,764, respectively, under the Salary Deferral Plan. Messrs. Lucien and Hamano also deferred $94,000 and $102,500, respectively, under the Executive Incentive Plan. The table below shows the Vanguard funds deemed available for selection by participants under the Deferred Compensation Program and their annual rate of return for the calendar year ended December 31, 2014, as reported by the administrator of the Deferred Compensation Program.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
500 Index Fund Inv	13.51%	Target Retirement 2025	7.17%
Emerging Markets Stock Index Inv	0.42%	Target Retirement 2030	7.17%
Explorer Fund Investor	3.91%	Target Retirement 2035	7.24%
High-Yield Corp Fund Inv	4.58%	Target Retirement 2040	7.15%
International Growth Inv	(5.63)%	Target Retirement 2045	7.16%
Mid-Cap Growth Fund	10.86%	Target Retirement 2050	7.18%
Mid-Cap Index Fund Inv	13.60%	Target Retirement 2055	7.19%
Prime Money Market Fund	0.01%	Target Retirement 2060	7.16%
Selected Value Fund	6.36%	Target Retirement Income	5.54%
Short-Term Federal Inv	1.17%	Total Bond Market Index Inv	5.76%
Small-Cap Index Fund Inv	7.37%	U.S. Growth Fund Inv.	13.06%
Target Retirement 2010	5.93%	Wellington Fund Inv	9.82%
Target Retirement 2015	6.56%	Windsor Fund Investor	11.82%
Target Retirement 2020	7.11%

(2)
These amounts represent Excess Benefit Plan contributions by the Company for fiscal year 2014 which were paid in 2015 and accordingly are not included in the Aggregate Balance at Last Fiscal Year-End column. See columns 3, 5, and 6 of the “All Other Compensation Table” for additional details.

(3)
A portion of each amount listed in this column has been reported in the "Summary Compensation Table" in current and prior years' proxy statements for the years in which the named executive officer appeared in these proxy statements. The amounts reported are as follows: Mr. Ho, $472,506; Mr. Lucien, $1,050,191; Mr. Hamano, $314,611; Mr. Rossi, $125,723; and Ms. Sellers, $227,851.

GRANTS OF PLAN-BASED AWARDS IN 2014
The following table summarizes the equity-based awards granted in 2014 to the named executive officers in the Summary Compensation Table.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Type of Award(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter S. Ho	(2)	RSG	1/24/14	—	—	—	—	28,350	28,350	—	—	—	1,665,279
	(2)	RSU	1/24/14					28,350	28,350				1,665,279
	(3)	RSG	1/24/14					20,000	20,000				1,174,800
	(3)	RSU	1/24/14					20,000	20,000				1,174,800
Kent T. Lucien	(2)	RSG	1/24/14	—	—	—	—	2,500	2,500	—	—	—	146,850
	(2)	RSU	1/24/14					2,500	2,500				146,850
	(3)	RSG	1/24/14					5,265	5,265				309,266
	(3)	RSU	1/24/14					5,265	5,265				309,266
Wayne Y. Hamano	(2)	RSG	1/24/14	—	—	—	—	2,500	2,500	—	—	—	146,850
	(2)	RSU	1/24/14					2,500	2,500				146,850
	(3)	RSG	1/24/14					5,265	5,265				309,266
	(3)	RSU	1/24/14					5,265	5,265				309,266
Mark A. Rossi	(2)	RSG	1/24/14	—	—	—	—	2,500	2,500	—	—	—	146,850
	(2)	RSU	1/24/14					2,500	2,500				146,850
	(3)	RSG	1/24/14					5,265	5,265				309,266
	(3)	RSU	1/24/14					5,265	5,265				309,266
Mary E. Sellers	(2)	RSG	1/24/14	—	—	—	—	2,500	2,500	—	—	—	146,850
	(2)	RSU	1/24/14					2,500	2,500				146,850
	(3)	RSG	1/24/14					5,265	5,265				309,266
	(3)	RSU	1/24/14					5,265	5,265				309,266

(1)	Type of Award: RSG - Performance-Based Restricted Stock Grant
RSU - Performance-Based Restricted Stock Unit

(2)
As more particularly described on page 32 herein, the Committee on January 24, 2014 reviewed Mr. Ho’s exceptional performance as CEO, including the development and successful completion of the 2011-2013 Company Strategic Plan, and considered his performance and level of compensation as compared to peer companies.  Based upon this review, the Committee approved a one-time performance-based grant to Mr. Ho.  He will only realize the value of this one-time grant if the Company achieves rigorous performance-based thresholds over the performance period and subject to a four-year contingent vesting schedule.  If the rigorous performance thresholds are not met, Mr. Ho will forfeit all or a portion of this one-time performance-based grant.

Performance-based restricted stock and restricted stock units were granted, of which one third are Service Shares and Units, one third are First-Tier Shares and Units, and one third are Second-Tier Shares and Units, which vests in one-fourth increments on March 2, 2015, January 29, 2016, January 31, 2017 and January 31, 2018, provided service and performance criteria are met. Each of the restricted share and unit components vests provided the grantee remains an employee of the Company through each respective vesting date as the Company achieved the 2014 performance objectives. The Service Shares and Units performance target was met as the Company achieved net income in excess of the aggregate amount of the regular quarterly dividends paid for 2014. The First-Tier Shares and Units performance target was met as the Company's Return-on-Assets, Return-on-Equity, Tier 1 Capital Ratio, or Stock Price-to-Book Ratio fell within the top quartile of the 2014 S&P Supercomposite Regional Bank Index or the 2014 S&P Supercomposite Bank Index that had been designated by the Committee. The Second-Tier Shares and Units performance target was met as the Company's Return-on-Assets, Return-on-Equity, Tier 1 Capital Ratio, or Stock Price-to-Book Ratio fell within the top two quartiles of the 2014 S&P Supercomposite Regional Bank Index or the 2014 S&P Supercomposite Bank Index that had been designated by the Committee. As the Company satisfied the 2014 performance objectives, as designated by the Committee, the grantee must remain an employee of the Company through the respective vesting dates to earn the performance-based restricted shares and units. The restricted stock units will be settled in cash based on the closing price of the Company's stock on the respective vesting date.

(3)
Performance-based restricted stock and restricted stock units were granted, of which one third are Service Shares and Units, one third are First-Tier Shares and Units, and one third are Second-Tier Shares and Units, which vest in one-third increments on March 2, 2015, January 29, 2016, and January 31, 2017, provided service and performance criteria are met. Each of the restricted share and unit components vests provided the grantee remains an employee of the Company through each respective vesting date as the Company achieved the 2014 performance objectives. The Service Shares and Units performance target was met as the Company achieved net income in excess of the aggregate amount of the regular quarterly dividends paid for 2014. The First-Tier Shares and Units performance target was met as the Company's Return-on-Assets, Return-on-Equity, Tier 1 Capital Ratio, or Stock Price-to-Book Ratio fell within the top quartile of the 2014 S&P Supercomposite Regional Bank Index or the 2014 S&P Supercomposite Bank Index that had been designated by the Committee. The Second-Tier Shares and Units performance target was met as the Company's Return-on-Assets, Return-on-Equity, Tier 1 Capital Ratio, or Stock Price-to-Book Ratio fell within the top two quartiles of the 2014 S&P Supercomposite Regional Bank Index or the 2014 S&P Supercomposite Bank Index that had been designated by the Committee. As the Company satisfied the 2014 performance objectives, as designated by the Committee, the grantee must remain an employee of the Company through the respective vesting dates to earn the performance-based restricted shares and units. The restricted stock units will be settled in cash based on the closing price of the Company's stock on the respective vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table presents a summary of unexercised stock options and restricted stock and unit awards held as of December 31, 2014 by the named executive officers in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Peter S. Ho	54,919	—	—	50.72	12/16/15	620	(1)	36,772	48,350	(4)	2,867,639
	23,333	—	—	42.22	11/18/21	1,002	(2)	59,429	48,350	(5)	2,867,639
	23,333	—	—	47.72	1/20/22	21,055	(3)	1,248,772	—		—

Kent T. Lucien	2,191	—	—	54.31	4/28/16	7,020	(3)	416,356	7,765	(4)	460,542
	15,000	—	—	42.22	11/18/21	—		—	7,765	(5)	460,542
	15,000	—	—	47.72	1/20/22	—		—	—		—

Wayne Y. Hamano	4,776	—	—	50.72	12/16/15	—		—	7,765	(4)	460,542
	—	—	—	—	—	—		—	7,765	(5)	460,542

Mark A. Rossi	15,000	—	—	42.22	11/18/21	322	(1)	19,098	7,765	(4)	460,542
	15,000	—	—	47.72	1/20/22	522	(2)	30,960	7,765	(5)	460,542
						7,020	(3)	416,356

Mary E. Sellers	21,490	—	—	50.72	12/16/15	281	(1)	16,666	7,765	(4)	460,542
	15,000	—	—	42.22	11/18/21	456	(2)	27,045	7,765	(5)	460,542
	15,000	—	—	47.72	1/20/22	7,020	(3)	416,356	—		—

(1)
These shares of restricted stock vest based on service conditions. A total of 612 shares vested for named executive officers on February 2, 2015. The future vesting date is January 31, 2016 or the next business day if the vesting date falls on a weekend or holiday.

(2)
These shares of restricted stock vest based on service conditions. A total of 660 shares vested for named executive officers on January 30, 2015. Future vesting dates are January 29, 2016 and January 31, 2017.

(3)
These are performance-based restricted stock in which the performance target(s) have been achieved. A total of 21,057 shares vested for named executive officers on January 30, 2015. The future vesting date is January 29, 2016.

(4)	These are performance-based restricted stock. Future vesting dates are March 2, 2015, January 29, 2016, January 31, 2017, and January 31, 2018.

(5)	These are performance-based restricted stock units that are cash-settled. Future vesting dates are March 2, 2015, January 29, 2016, January 31, 2017, and January 31, 2018.

(6)	The amounts in these columns are based on the closing stock price of Bank of Hawaii Corporation’s common stock on December 31, 2014 of $59.31.

OPTION EXERCISES AND STOCK VESTED IN 2014

The following table includes values realized for stock options exercised, the vesting of restricted stock, and the payouts on performance-based restricted stock units in 2014. For further information on the vesting criteria for these restricted stock awards see the table “Outstanding Equity Awards At Fiscal Year-End.”

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Peter S. Ho	—	—	21,543	1,260,193
Kent T. Lucien	—	—	7,976	465,834
Wayne Y. Hamano	—	—	10,870	617,199
Mark A. Rossi	—	—	7,551	441,702
Mary E. Sellers	—	—	7,509	439,317

(1)
Value determined by multiplying the number of vested shares by the closing market price per share of our common stock on the vesting date, or on the next business day in the event the vesting date was not on a business day.

EQUITY COMPENSATION PLAN INFORMATION
The following table contains information with respect to all of the Company’s compensation plans (including individual compensation arrangements) under which securities are authorized for issuance as of December 31, 2014.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (#)(A)	Weighted average exercise price of outstanding options, warrants and rights ($)(B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(A)) (#)(C)
Equity compensation plans approved by security holders	755,343	46.29	1,297,866

PENSION BENEFITS
The Employees’ Retirement Plan of Bank of Hawaii (the “Retirement Plan”) provides retirement benefits for eligible employees based on the employee’s years of service and average annual salary during the 60 consecutive months resulting in the highest average salary (excluding overtime, incentive plan payouts, and discretionary cash awards). The Retirement Plan was frozen as of December 31, 1995, except that for the five-year period commencing January 1, 1996, benefits for certain eligible participants were increased in proportion to the increase in the participant’s average annual salary. As of December 31, 2000, the benefits under the Retirement Plan were completely frozen and not subject to increase for any additional years of service or increase in average annual salary. Messrs. Ho and Hamano and Ms. Sellers are the only named executive officers who are participants in the Retirement Plan. A summary of their benefits are listed below:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Peter S. Ho	Employees’ Retirement Plan of Bank of Hawaii	2	10,928	—
Wayne Y. Hamano	Employees’ Retirement Plan of Bank of Hawaii	12	136,874	—
Mary E. Sellers	Employees’ Retirement Plan of Bank of Hawaii	7	82,812	—

CHANGE-IN-CONTROL, TERMINATION, AND OTHER ARRANGEMENTS
Bank of Hawaii’s Change-in-Control Retention Plan (the “Retention Plan”) provides a participant with benefits in the event of a change-in-control of the Company. The Retention Plan includes a "Double Trigger" payout requirement; there must be a change-in-control of the Company and, either the participant’s employment is terminated by the Company without cause or by the participant for “good reason” within 24 months following a change-in-control of the Company. All of the current named executive officers are participants in the Retention Plan. Two levels of benefits are payable to participants in the Retention Plan, with executives holding the position of Vice Chairman or above being eligible for the higher tier of benefits. Messrs. Ho, Lucien, Hamano, and Rossi, and Ms. Sellers are eligible for the higher tier of benefits (described in the table below). In consideration of the benefits payable under the Retention Plan, participants are, for 12 months following termination of employment, subject to non-disclosure, non-competition (generally with respect to any other financial institution doing business in Hawaii), non-solicitation of business and employees, and non-disparagement restrictions.
In 2009, the Company amended the Retention Plan to limit any payment or benefit under the plan to an amount that would not be subject to Excise Tax even if the benefits would be substantially eliminated as a result of this limit, and to eliminate any tax gross up payments to executives in connection with any payment or benefit under the Plan.
Under the Retention Plan, a “change-in-control” will be deemed to have occurred if:

•	any person or group becomes the beneficial owner of 25% or more of the combined voting power of the Company’s securities that are entitled to vote for the election of directors;

•
a reorganization, merger or consolidation of the Company or the sale of substantially all of its assets occurs (excluding a transaction in which beneficial owners of the Company immediately prior to the transaction continue to own more than 60% of the total outstanding stock of the resulting entity and of the combined voting power of the entity’s securities that are entitled to vote for the election of directors); or

•
individuals who constituted the Board of Directors as of April 30, 2004 cease to constitute a majority of the Board, including as a result of actual or threatened election contests or through consents by or on behalf of a party other than the Board (but disregarding directors whose nomination or election was approved by at least a majority of the directors as of April 30, 2004 or other directors approved by them).

A participant is deemed to have “good reason” if one or more of the following occur after a change-in-control without the participant’s written consent:

•	a material reduction in the participant’s base salary, authority, duties or responsibilities, or in the budget over which the participant has authority;

•	a material reduction in the authority, duties or responsibilities of the participant’s supervisor;

•
the participant is required to relocate to a different Hawaiian Island for employment or to a place more than 50 miles from the participant’s base of employment immediately prior to the change-in-control; or

•	any other action or inaction that constitutes a material breach by the Company of the Retention Plan or the participant’s employment agreement.
The terms of the Company's 2004 Stock and Incentive Compensation Plan provide for full acceleration of vesting of restricted stock, restricted stock units, and stock options upon the occurrence of a change-in-control of the Company. We believe that it is generally appropriate to fully vest equity and incentive-based awards to employees in a change-in-control transaction because such a transaction may often cut short or reduce the employee's ability to realize value with respect to such awards. Commencing in April 2013, all new restricted stock, restricted stock units and stock option agreements which, by their terms, provide for acceleration of vesting in the event of a change-in-control, require a “Double Trigger” for acceleration to occur, as provided in the Retention Plan. The Executive Incentive Plan provides that incentive awards will, upon a change-in-control of the Company, be prorated as though the applicable performance period ended on the change-in-control date, and will be calculated as an amount equal to two times a participant’s incentive allocation for the prorated performance period.

The table below sets forth the benefits that would have been payable to each of the named executive officers had a qualifying termination occurred under the terms of the Retention Plan or plans with change-in-control provisions on December 31, 2014.

Name	Base Salary and Bonus Payment ($)(1)(8)	Executive Incentive Plan Payment ($) (2)(8)	Health Benefits ($)(3)	Outplacement ($)(4)	Relocation Payment ($)(5)	Acceleration of Restricted Stock ($)(6)(8)	Non- competition Payment ($)(7)	Total ($)
Peter S. Ho	3,060,000	1,530,000	49,998	23,392	150,000	7,080,250	1,530,000	13,423,640
Kent T. Lucien	1,539,000	684,000	44,182	23,392	150,000	1,337,441	769,500	4,547,515
Wayne Y. Hamano	1,190,000	490,000	49,998	23,392	150,000	921,084	595,000	3,419,474
Mark A. Rossi	1,539,000	684,000	33,304	23,392	150,000	1,387,498	769,500	4,586,694
Mary E. Sellers	1,372,750	565,250	33,304	23,392	150,000	1,381,152	686,375	4,212,223

(1)
Under the Retention Plan, participants who hold the position of Vice Chairman or above would be entitled to the sum of (a) two times the participant’s highest annual base salary in the three fiscal years preceding termination of employment (the “Highest Base Salary”), and (b) two times the product of the participant’s annual bonus target percentage under the Executive Incentive Plan in the year of termination and the participant’s Highest Base Salary. Amounts would be payable in a lump sum in the month following termination unless the participant is a “key employee” as defined in Treasury Regulation Section 416(i)(1)(A)(i), (ii) or (iii), in which case amounts would be payable in a lump sum on the first day of the seventh month following termination.

(2)
The Executive Incentive Plan provides that upon a change-in-control of the Company, a participant who would otherwise be entitled to a final award for a performance period ending after the date of the change-in-control will be entitled to an amount equal to two times the participant’s annual bonus target percentage under the plan (calculated based on the participant’s annualized salary), prorated to the number of months elapsed in the applicable performance period. The final award would be paid within ten days after the end of the shortened performance period.

(3)
In lieu of Company-paid health benefits, Retention Plan participants who hold the position of Vice Chairman or above would be entitled to an amount equal to three times the cost of annual COBRA premiums for the medical, dental and vision plan coverage that was provided to the participant immediately prior to termination (or coverage provided to employees generally if the participant was not covered by the Company’s health plans prior to termination). Amounts would be payable in a lump sum as described in (1) above.

(4)
Under the Retention Plan, participants who hold the position of Vice Chairman or above would be entitled to reimbursement for outplacement expenses not to exceed $20,000 (adjusted for inflation after 2007).

(5)
For participants who hold the position of Vice Chairman or above, the Retention Plan provides for reimbursement of reasonable moving expenses incurred by the participant within 24 months following a qualifying termination (to the extent not reimbursed by another employer). The maximum reimbursement for real estate transaction expenses shall not exceed $100,000 and the maximum reimbursement for all other reasonable moving expenses shall not exceed $50,000.

(6)
Under the 2004 Stock and Incentive Plan, a change-in-control would accelerate the lapsing of restrictions applicable to any restricted stock, restricted stock units, and stock options granted under such plan. Commencing in April 2013, all new restricted stock, restricted stock units and stock option agreements which, by their terms, provide for acceleration of vesting in the event of a change-in-control, require a “Double Trigger” for acceleration to occur, as provided in the Retention Plan.

(7)
Under the Retention Plan, a participant who holds the position of Vice Chairman or above is eligible to receive an amount equal to the sum of (a) one times the participant’s Highest Base Salary, and (b) the product of the participant’s annual bonus target percentage under the Executive Incentive Plan in the year of termination and the participant’s Highest Base Salary, provided that the participant refrains from competing against the Company (generally with respect to any other financial institution doing business in Hawaii) and also complies with the non-solicitation, non-disclosures and non-disparagement provisions of the plan for twelve months following the date of termination. The payment described in this section would be paid in a lump sum in the thirteenth month following termination.

(8)
In 2009, the Company amended the Retention Plan to limit any payment or benefit under the plan to an amount that would not be subject to Excise Tax even if the benefits would be substantially eliminated as a result of this limit. Under the terms of the Retention Plan, if it is determined that any payment or benefit would be subject to Excise Tax, then the benefit payments will be reduced first from equity compensation and then from salary and bonus to the extent that the value of the reduced benefit payments will not be subject to any Excise Tax.

PROPOSAL 3: APPROVAL OF THE BANK OF HAWAII CORPORATION 2015 DIRECTOR STOCK COMPENSATION PLAN
We are requesting shareholders to approve the Bank of Hawaii Corporation 2015 Director Stock Compensation Plan (the “2015 Plan”), the material terms of which are described below. The Board of Directors (the “Board”) approved the 2015 Plan on January 23, 2015, subject to the shareholder approval solicited by this proxy statement. The purpose of the 2015 Plan is to align the interests of the Directors with those of the Company shareholders by encouraging and enabling Directors to acquire and retain Company common stock.

The 2015 Plan provides for the grant of stock options, restricted stock and restricted stock units. If approved by the Company’s shareholders, the 2015 Plan will become effective as of April 29, 2015 and will replace the Bank of Hawaii Corporation 2005 Amended and Restated Director Stock Compensation Plan (the “2005 Plan”), which expires on April 29, 2015. Upon approval of the 2015 Plan by shareholders, no new grants will be made under the 2005 Plan. The remaining shares available for issuance under the 2005 Plan plus the number of shares covered by outstanding awards under the 2005 Plan that are forfeited or expire will carry over to the new 2015 Plan and no new shares are being requested as part of this proposal.

Summary of the 2015 Plan

The following summary of the material features of the 2015 Plan is entirely qualified by reference to the full text of the 2015 Plan, a copy of which is attached hereto as Appendix A. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the 2015 Plan.

Eligibility

Only non-employee members of the Board, or non-employee members of the board of directors of an affiliate of the Company (each, a “Director”) are eligible to receive an award under the 2015 Plan.

Administration

The 2015 Plan is administered by the Board. The Board has plenary authority and discretion to determine the Directors to whom Awards are granted and the terms of all Awards under the 2015 Plan. Subject to the provisions of the 2015 Plan, the Board has authority to interpret the 2015 Plan and agreements under the 2015 Plan and to make all other determinations relating to the administration of the 2015 Plan.

Stock Subject to the 2015 Plan

The maximum number of shares that may be issued pursuant to Awards under the 2015 Plan is 96,930 shares, which are being carried over from the 2005 Plan after the Board’s adoption of the 2015 Plan, (a) decreased by the number of shares covered by awards providing for the issuance of shares that are granted under the 2005 Plan after the Board’s adoption of the 2015 Plan and (b) increased by the number of shares covered by awards providing for the issuance of shares granted under the 2005 Plan that cease to be covered by such awards by reason of termination, expiration or forfeiture of the award after the Board’s adoption of the 2015 Plan. If an Option expires or terminates unexercised, if shares of Restricted Stock are forfeited, or if shares covered by an Award are not issued or are forfeited, the unissued or forfeited shares that had been subject to the Award are available for the grant of additional Awards under the 2015 Plan.

Types of Awards

The 2015 Plan allows for the granting of stock options, restricted stock and restricted stock units (“RSUs”). Stock options may only be “nonqualified stock options,” which do not qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Restricted stock is Company common stock subject to transfer restrictions and risk of forfeiture. RSUs entitle grantees to the delivery of unrestricted shares of Company common stock (or the cash equivalent thereof) on a specified payment date in the future. Each award under the 2015 Plan will be evidenced by an agreement, specifying the terms and conditions of the award.

Dividends and Dividend Equivalents

Under the 2015 Plan, the terms of an award may provide for the right to receive dividend payments or dividend equivalent payments with respect to shares covered by the award, which payments may be made either concurrently or credited to an account established for the recipient, and which may be settled in cash or additional shares, as determined by the Board.

Adjustments to Reflect Capital Events

If the outstanding common stock of the Company changes as a result of a stock dividend, stock split, reverse stock split, spin-off, split-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation, or the like (collectively, a “Capital Event”), the 2015 Plan requires the Board to provide for an appropriate (a) adjustment in the number and class of securities subject to outstanding awards under the 2015 Plan, or consideration to be received upon the exercise or vesting of such awards; (b) adjustment of the exercise price of options outstanding under the 2015 Plan; and (c) adjustment in the aggregate number and class of shares for which awards may thereafter be granted under the 2015 Plan. The 2015 Plan further provides that upon the occurrence of a Capital Event the Board may, in its discretion, cause some or all of any outstanding award to accelerate or be canceled in exchange for the payment of cash or other consideration equal to the fair market value of the award as of the occurrence of the Capital Event. Further, the 2015 Plan permits the Board to effect different treatment for different awards to the same Director, and different treatment for awards to different Directors.

Withholding

The Company’s obligation to issue or deliver shares or pay any cash amounts pursuant to the terms of an award are subject to the satisfaction by the recipient of any and all applicable federal, state, local and foreign tax withholding requirements. To satisfy those requirements, the 2015 Plan permits a recipient to tender cash to the Company, instruct the Company to withhold shares otherwise issuable under the award, or deliver to the Company for surrender already-owned and unencumbered shares.

Term

Unless earlier terminated by the Board, the 2015 Plan will automatically expire on April 29, 2025. Once the 2015 Plan is terminated, no further awards may be granted out of the 2015 Plan, although termination of the 2015 Plan will not affect the validity of any awards then outstanding.

Amendment

The Board of Directors may amend or terminate the 2015 Plan at any time. Following approval of the 2015 Plan by the Company’s shareholders, the Board may not amend the 2015 Plan in any manner which would require shareholder approval under applicable law or the regulations or requirements of any exchange on which the Company’s shares are listed unless the Company actually obtains shareholder approval of that amendment. In addition, any amendment that would adversely affect the rights of the recipient of an outstanding award will require the approval of that recipient.

New Plan Benefits

Awards under the 2015 Plan are discretionary and the Board has not yet determined the Awards to be made and the terms and conditions of such awards. Therefore, the benefits and amounts that will be received by each of the directors under the 2015 Plan are not presently determinable.

Summary of Certain Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to participants and the Company with respect to participation in the 2015 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. This information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult a tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired in the 2015 Plan. The 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonqualified Stock Options.  Generally, there is no taxation upon the grant of a nonqualified stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the participant is employed by the Company or one of the Company's affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date. Subject to the requirement of reasonableness and the satisfaction of our tax reporting obligations, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, the participant is required to continue to provide services for some period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Units. Generally, the recipient of an RSU structured to conform to the requirements of Section 409A of the Code or an exception to 409A of the Code will recognize ordinary income at the time the stock is delivered in respect of such RSU equal to the excess, if any, of the fair market value of the shares of Company common stock received over any amount paid by the recipient in exchange for the shares.

The recipient’s basis for the determination of gain or loss upon the subsequent distribution of shares acquired in respect of RSUs will be the amount paid for such shares plus any ordinary income recognized when the shares are delivered.

Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast by the shareholders present in person or represented by proxy is required for approval of the adoption of the 2015 Plan. Any shares not voted (whether by abstention, broker non-vote or otherwise) will not be counted as votes cast. Accordingly, beneficial owners of shares should instruct their brokers or nominees how to vote with respect to this proposal.

The Board of Directors recommends a vote “FOR” the approval of the 2015 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company to disclose late filings of reports of ownership (and changes in stock ownership) of Bank of Hawaii Corporation common stock by its directors and certain officers. To our knowledge, based on review of the copies of such reports received by the Company and the written representations of its directors and officers, the Company believes that all of its directors and officers complied timely with those filing requirements for 2014, except for two transactions. The initial statement of beneficial ownership for Mr. Dean Y. Shigemura was filed timely on a Form 3 on August 6, 2014; however, the amount of shares beneficially owned by Mr. Shigemura was overstated. Upon discovery of the error, an amended Form 3 was filed. Ms. Donna Tanoue was appointed a co-trustee of a trust holding shares of the Company’s common stock on October 25, 2014, which appointment was not identified as triggering a Form 4 filing obligation. Once Ms. Tanoue’s appointment as co-trustee was determined to trigger a filing obligation, a Form 4 describing her appointment was filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has written ethics and business conduct policies and procedures to monitor and approve related party transactions, including procedures related to any loans the Company makes to executive officers and directors. The Company also conducts ethics training for its officers and directors. In accordance with applicable NYSE listing standards, each related party transaction is reviewed and evaluated by an appropriate group, generally the Audit & Risk Committee, to determine whether a particular relationship serves the best interest of the Company and its shareholders and whether the relationship should be continued. The Company also has adopted a written Code of Business Conduct and Ethics (the “Code”) for all directors, officers and employees to address, among other topics, possible conflicts of interest, corporate opportunities, compliance responsibilities, and reporting and accountability. The Code stresses personal accountability. Directors, officers, or employees who become aware of conflicts of interest or are concerned that a conflict might develop are required to disclose the matter promptly.
In accordance with the applicable NYSE listing standards and the Code, any material transactions or relationships involving a director or executive officer that could reasonably be expected to give rise to a conflict of interest must be approved or ratified by the Audit & Risk Committee and a list of those approvals and ratifications must be submitted semi-annually to the Board of Directors. The Audit & Risk Committee approves or ratifies material transactions or relationships involving a director or executive officer based on the facts and circumstances of each case. In addition to self-reporting, information about potential conflicts of interest is obtained as part of the annual questionnaire process. In response to the annual Directors’ and Officers’ Questionnaire, each director and executive officer submits to the Corporate Secretary a description of any current or proposed related party transactions. These transactions are presented to the Audit & Risk Committee for review and approval or ratification.
The Company and its subsidiaries are also subject to extensive federal regulations regarding certain transactions, including banking regulations relating to the extension of credit by subsidiary banks to insiders, such as executive officers, directors and entities in which these individuals have specified control positions.
During 2014, the Company and its banking and investment subsidiaries engaged in transactions in the ordinary course of business with one or more of the Company’s directors and executive officers, members of their immediate families, corporations and organizations of which one or more of them was a beneficial owner of 10% or more of a class of equity securities, certain of their associates and affiliates, and certain trusts and estates of which one or more of them was a trustee or beneficiary. All loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.
Mr. Donald M. Takaki, a current director and director nominee is Chairman and Chief Executive Officer of HawkTree International, Inc. (“HawkTree”) and its subsidiaries, Pacific Courier, Inc. (“PCI”), and Island Movers, Inc. (“Island Movers”). PCI provides courier and ATM servicing/currency transportation services to the Company through two separate contracts, and Island Movers, Inc. provides moving/relocation and record storage services to the Bank. In 2014, the Company paid PCI approximately $1,544,000 pursuant to the courier contract and approximately $3,180,000 pursuant to the ATM servicing and currency transportation services contract. In 2014, the Company paid Island Movers, Inc. approximately $600. The above-mentioned transactions were made in the ordinary course of business and made on terms and conditions comparable to contracts with other customers not related to the Company. The Audit & Risk Committee has previously ratified and approved the contracts with HawkTree, PCI, and Island Movers, Inc.
Mr. Raymond P. Vara, Jr., a current director and director nominee, is President and CEO for Hawaii Pacific Health (“HPH”), a non-profit health care system and Hawaii's largest health care provider with annual gross revenues in excess of $1,100,000,000. In 2014, the Company served as administrator of an HPH defined contribution plan and received fees for such services of approximately $247,000. In addition, the Company provided various banking services and received miscellaneous fees of approximately $12,200. Another Hawaii financial institution serves as HPH's primary bank and provides most of HPH's banking needs. The above-mentioned transactions were made in the ordinary course of business and made on terms and conditions comparable to contracts with other customers not related to the Company.

PROPOSAL 4: RATIFICATION OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2015 FISCAL YEAR

The Audit & Risk Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015. The Board recommends that the shareholders ratify this selection. Ernst & Young LLP has been the Company’s independent registered public accounting firm since its incorporation in 1971. We expect representatives of Ernst & Young LLP to attend the annual meeting. Ernst & Young LLP has indicated that they will have no statement to make but will be available to respond to questions. If this Proposal does not pass, the selection of the independent registered public accounting firm will be reconsidered by the Audit & Risk Committee.

The Board of Directors recommends a vote “FOR” the foregoing proposal.

ERNST & YOUNG LLP FEES

Ernst & Young LLP’s fees for professional services rendered for 2014 and 2013 were as follows:

Service	2014	2013
Audit Fees	$1,351,674	$1,300,359
Audit-Related Fees	197,000	194,000
Tax Fees	97,265	38,544
Total	$1,645,939	$1,532,903

Audit Fees

The audit fees for 2014 and 2013 represent audit fees and administrative expenses for professional services rendered for the audit of the Company’s annual consolidated financial statements, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over financial reporting. Audit fees also represent fees for professional services rendered for statutory and subsidiary audits.

Audit-Related Fees

The audit-related fees for 2014 and 2013 represent fees for employee benefit plan audits, services with respect to Statement on Standards for Attestation Engagements No. 16 related to the Company’s trust operations and mortgage compliance, and other attestation reports.

Tax Fees

The tax fees for 2014 and 2013 represent fees for the preparation of expatriate tax returns and other tax advisory and compliance services.

AUDIT & RISK COMMITTEE REPORT
As members of the Audit & Risk Committee, we review the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, we have met and held discussions with management and the independent registered public accounting firm. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and we have reviewed and discussed the audited financial statements and related disclosures with management and the independent registered public accounting firm, including a review of the significant management judgments underlying the financial statements and disclosures.
The independent registered public accounting firm reports to us. We have sole authority to appoint and to terminate the engagement of the independent registered public accounting firm. As a matter of best practice, we submit the selection of the independent registered public accounting firm to shareholders for ratification.
We have discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board's (“PCAOB”) Accounting Standard No. 16, "Communications with Audit Committees," including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm its independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, we determined, among other things, that the audit and non-audit services provided by Ernst & Young LLP were compatible with its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit & Risk Committee has adopted policies to avoid compromising the independence of the independent registered public accounting firm, such as prior committee approval of audit, non-audit, tax, and all other services, and required audit partner rotation.
We discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act of 2002. We met with our internal auditors and independent registered public accounting firm, with and without management present, and in private sessions with members of senior management to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. We also periodically met in executive session.
In reliance on the reviews and discussions referred to above, as members of the Audit & Risk Committee, we recommended to the Board of Directors (and the Board of Directors subsequently approved the recommendation) that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission. We have also appointed the Company’s independent registered public accounting firm, subject to shareholder ratification, for 2015.
As submitted by the members of the Audit & Risk Committee,
Clinton R. Churchill, Chairman
Robert Huret, Vice Chairman
Mary G. F. Bitterman
Mark A. Burak
Victor K. Nichols
Martin A. Stein
Raymond P. Vara, Jr.

AUDIT & RISK COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

On an annual basis, the Audit & Risk Committee pre-approves all auditing and permitted non-audit services to be provided by Ernst & Young LLP, except that the Audit & Risk Committee need not pre-approve any permitted non-audit services that meet the requirements of any de minimis exception established by SEC rules. The pre-approved list of services consists of audit services, audit-related services, and tax services. The Audit & Risk Committee or its designee, the Committee Chairman, must specifically approve any type of service that is not included on the pre-approved list of services, provided that any such pre-approval by the Committee Chairman is presented to the full Audit & Risk Committee at its next meeting. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded also requires specific pre-approval by the Audit & Risk Committee or its designee, the Committee Chairman, provided that any such pre-approval by the Committee Chairman is presented to the full Audit & Risk Committee at its next meeting.

All of the services provided by, and fees paid to, Ernst & Young LLP in 2014 were pre-approved by the Audit & Risk Committee, and there were no services for which the de minimis exception permitted in certain circumstances under SEC rules was utilized.

OTHER BUSINESS
The Board of Directors knows of no other business for consideration at the annual meeting. However, if other matters properly come before the meeting or any adjournment, the person or persons voting your shares pursuant to instructions by proxy card, telephone, or the Internet will vote as they deem in the best interests of Bank of Hawaii Corporation.
A copy of the Company’s Annual Report on Form 10-K, including the related consolidated financial statements and schedules filed with the SEC, is available without charge to any shareholder who requests a copy in writing. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813.

APPENDIX A
BANK OF HAWAII CORPORATION
2015 DIRECTOR STOCK COMPENSATION PLAN

1.    Definitions. In the Plan, except where the context otherwise indicates, the following definitions shall apply:
1.1    "Affiliate" means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Board in which the Company has a significant interest.
1.2    "Agreement" means an agreement or other document evidencing or establishing the terms of an Award (or Awards). An Agreement may be in written or such other form as the Board may specify in its discretion, and the Board may, but need not, require a Participant to sign an Agreement.
1.3    "Award" means a grant of an Option, Restricted Stock, or a Restricted Stock Unit.
1.4    "Board" means the Board of Directors of the Company.
1.5    "Code" means the Internal Revenue Code of 1986, as amended.
1.6    "Common Stock" means the Company's common stock, par value $0.01 per share.
1.7    "Company" means Bank of Hawaii Corporation, a Delaware corporation, and any successor thereto.
1.8    "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with Section 7.
1.9    "Date of Grant" means the date on which an Award is granted under the Plan.
1.10    "Director" means any person who (a) is a member of the Board or the board of directors of any Affiliate, and (b) is not an employee of the Company or any Affiliate.
1.11    "Effective Date" means April 29, 2015, the effective date of this amendment and restatement of the Plan.
1.12    "Exercise Price" means the price per Share at which an Option may be exercised.
1.13    "Fair Market Value" means, as of any date on which the Shares are listed or quoted on a securities exchange or quotation system, and except as otherwise determined by the Board, the closing sale price of a Share as reported on such securities exchange or quotation system as of the relevant date, and if the Shares are not listed or quoted on a securities exchange or quotation system, then an amount equal to the then fair market value of a Share as determined by the Board pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that in the case of the grant of an Option that is intended to not provide for a deferral of compensation within the meaning of Code Section 409A, Fair Market Value shall be determined pursuant to a method permitted by Code Section 409A for determining the fair market value of stock subject to a nonqualified stock option that does not provide for a deferral of compensation within the meaning of Code Section 409A.
1.14    "Option" means an option to purchase Shares granted pursuant to Section 6.
1.15    "Option Period" means the period during which an Option may be exercised.

1.16    "Participant" means a Director who has been granted an Award.
1.17    "Plan" means this Bank of Hawaii Corporation 2015 Director Stock Compensation Plan, as amended from time to time.
1.18    "Restricted Stock" means Shares granted pursuant to Section 8.
1.19    "Restricted Stock Units" means an Award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to Section 9.
1.20    "Share" means a share of Common Stock.
1.21    "2005 Plan" means the prior version of this Bank of Hawaii Corporation Director Stock Compensation Plan adopted effective as of April 29, 2005 (i.e., the date of the 2005 annual meeting of the Company's stockholders).
1.22    Unless the context expressly requires the contrary, references in the Plan to (a) the term "Section" refers to the sections of the Plan, and (b) the word "including" means "including (without limitation)."
2.    Purpose. This Plan is intended to promote the identification of the interests of the Directors with those of the stockholders of the Company and its Affiliates by encouraging and enabling Directors to acquire and retain Common Stock. This Plan shall apply to Awards made on or after the Effective Date and during the term of this Plan. Awards made under the 2005 Plan shall continue to be governed by the terms of that plan.
3.    Administration. The Board shall administer the Plan and shall have plenary authority, in its discretion, to grant Awards to Directors, subject to the provisions of the Plan. The Board shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the Directors to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including without limitation, the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, any exceptions to nontransferability, any provisions relating to vesting, and the periods during which Options may be exercised and Restricted Stock shall be subject to restrictions. Subject to the provisions of the Plan, the Board shall have plenary authority and discretion to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted hereunder. The determinations of the Board on the matters referred to in this Section 3 shall be binding and final. The Board may delegate its authority under this Section 3 and the terms of the Plan to such extent it deems desirable and such delegation is consistent with the requirements of applicable law.
4.    Eligibility. Awards may be granted only to Directors.
5.    Stock Subject to Plan
5.1    Subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be equal to 96,930 Shares (as adjusted to reflect all prior Common Stock splits prior to the Effective Date). Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.
5.2    If an Option expires or terminates for any reason without having been fully exercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards.
6.    Options
6.1    Each Option granted under this Plan shall be clearly and specifically designated as not being an incentive stock option under Code Section 422. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with the Plan as the Board may specify. Such terms and conditions may provide that an Option may be exercised only as described in Section 7.3 and provide for the payment of cash in lieu of the issuance of all or a portion of the Shares issuable upon exercise (with Shares paid in cash being valued at Fair Market Value).

6.2    The Exercise Price of an Option granted under the Plan shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.
6.3    The Board shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement, provided that an Option shall not be exercisable after ten years from its Date of Grant.
7.    Exercise of Options
7.1    Subject to the terms of the applicable Agreement, an Option may be exercised, in whole or in part, by delivering to the Company a notice of the exercise, in such form as the Director may prescribe, accompanied by (a) full payment for the Shares with respect to which the Option is exercised or (b) to the extent provided in the applicable Agreement, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option.
7.2    To the extent provided in the applicable Agreement or otherwise authorized by the Board, payment of the Exercise Price may be made by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for such period, if any, as the Board may specify) valued at Fair Market Value on the Date of Exercise.
7.3    To the extent provided in the applicable Agreement, an Option may be exercised by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value not in excess of the aggregate Exercise Price of the Option (or portion thereof being exercised), with payment of the balance of the exercise price, if any, being made pursuant to Section 7.1 and/or Section 7.2.
8.    Restricted Stock Awards. Each grant of Restricted Stock under the Plan shall be subject to an Agreement specifying the terms and conditions of the Award. Restricted Stock granted under the Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Board may specify.
9.    Restricted Stock Unit Awards. Each grant of Restricted Stock Units under the Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares (or the cash equivalent thereof) to a Participant at such time(s) as the Board may specify and (b) contains such other terms and conditions as the Board may specify.
10.    Dividends and Dividend Equivalents. The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Board may specify, to receive dividend payments or dividend equivalent payments with respect to Shares covered by such Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Board.
11.    Capital Events and Adjustments
11.1    In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, reverse stock split, spin-off, split-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Board shall provide for a substitution for or adjustment in: (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options, (c) the aggregate number and class of Shares for which Awards thereafter may be granted under the Plan, and (d) the maximum number of Shares with respect to which a Director may be granted Awards during any calendar year.

11.2    Any provision of the Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party or any sale, disposition or exchange of at least 50% of the Company's Common Stock or all or substantially all of the Company's assets for cash, securities or other property, or any other similar transaction or event (each, a "Transaction"), the Board shall take such actions, and make such changes and adjustments to outstanding Awards as it deems equitable, and may in its discretion, cause any Award granted hereunder to (a) vest in whole or in part, (b) be assumed or continued by any successor or acquirer, and/or (c) be canceled (in whole or in part) in consideration of a payment (or payments), in such form as the Board may specify, equal to the fair value of the canceled Award (or portion thereof), as determined by the Director in his discretion. The fair value of an Option shall be deemed to be equal to the product of (a) the number of Shares the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a Share as of the date of cancellation over the Exercise Price of the Option. For sake of clarity and notwithstanding anything to the contrary herein, (a) the fair value of an Option would be zero if the Fair Market Value of a Share is equal to or less than the Exercise Price and (b) payments in cancellation of an Award in connection with a Transaction may be delayed to the same extent that payment of consideration to holders of Shares in connection with the Transaction is delayed as a result of escrows, earn-outs, holdbacks, or any other contingencies.
11.3    The Board need not take the same action under this Section 11 with respect to all Awards or with respect to all Participants and may, in its discretion, take different actions with respect to vested and unvested portions of an Award. No fractional shares or securities shall be issued pursuant to any adjustment made pursuant to this Section 11, and any fractional shares or securities resulting from any such adjustment shall be eliminated by rounding downward to the next whole share or security, either with or without payment in respect thereof, as determined by the Board. All determinations required to be made under this Section 11 shall be made by the Board in its discretion and shall be final and binding.
12.    Termination or Amendment. The Board may amend or terminate the Plan in any respect at any time; provided, however, that after the stockholders of the Company have approved the Plan, the Board shall not amend or terminate the Plan without approval of (a) the Company's stockholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant's rights or obligations under any Award granted prior to the date of the amendment or termination.
13.    Modification, Substitution of Awards
13.1    Subject to the terms and conditions of the Plan, the Board may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant's rights or obligations under such Award, and (b) except as approved by the Company's stockholders and subject to Section 11, in no event may an Option be (i) modified to reduce the Exercise Price of the Option or (ii) cancelled or surrendered in consideration for cash, other Awards, or the grant of a new Option with a lower Exercise Price.
13.2    Anything contained herein to the contrary notwithstanding, Awards may, in the discretion of the Board, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or an Affiliate. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted.
14.    Stockholder Approval. The Plan, and any amendments hereto requiring stockholder approval pursuant to Section 12 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board. If the adoption of the Plan is not so approved by the Company's stockholders, any Awards granted under the Plan shall be cancelled and void ab initio immediately following such next annual or special meeting of stockholders.
15.    Withholding. The Company's obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local, and foreign tax withholding requirements. To the extent authorized by the Director, and in accordance with such rules as the Director may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.
16.    Term of Plan. Unless sooner terminated by the Board pursuant to Section 12, the Plan shall terminate on the date that is ten years after the Effective Date, and no Awards may be granted or awarded after such date. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.
17.    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the Company shall indemnify members of the Board against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.
18.    General Provisions
18.1    The establishment of the Plan shall not confer upon any Director any legal or equitable right against the Company, any Affiliate or the Board, except as expressly provided in the Plan. Participation in the Plan shall not give a Director any right to be retained in the service of the Company or any Affiliate, and nothing in this Plan or any Agreement shall be deemed to create any obligation on the part of the Board or the Company to nominate any Director for reelection.
18.2    Neither the adoption of the Plan nor its submission to the Company's stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.
18.3    The interests of any Director under the Plan and/or any Award granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered except to the extent provided in an Agreement.
18.4    The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles.
18.5    Notwithstanding any other provision of the Plan or any Agreement to the contrary, Awards and any Shares issued or payments made under Awards shall be subject to any compensation clawback or recoupment policy (or policies) that the Company may have in effect from time to time, subject to such terms and conditions of such policy (or policies).
18.6    The Board may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Board may place a legend or legends on any such certificates to make appropriate reference to such restrictions.
18.7    The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Board, the approval of all regulatory bodies the Board deems necessary, and without complying to the Board's complete satisfaction, with all rules and regulations under federal, state or local law the Director deems applicable.
18.8    To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

18.9    Awards granted under this Plan are intended to comply with the requirements of Code Section 409A (including the exceptions thereto), to the extent applicable, and shall be interpreted in accordance with such requirements. Notwithstanding anything to the contrary herein, if the issuance of shares or payment of cash under an Agreement constitutes the payment to a Participant of nonqualified deferred compensation for purposes of Code Section 409A and the Participant is a "specified employee" (as determined under Treas. Reg. §1.409A-1(i)), then such issuance of Shares or payment of cash shall, to the extent necessary to comply with the requirements of Code Section 409A, be made on the later of (a) the date specified in the Agreement or (b) the date that is six (6) months after the date of the Participant's separation from service (or, if earlier, the date of the Participant's death). In no event shall the Company or any of its Affiliates have any liability to any Participant with respect to any Award failing to qualify for any specific tax treatment or for any taxes or penalties incurred by a Participant under Code Section 409A with respect to any Award.

Bank of Hawaii Corporation

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IMPORTANT ANNUAL MEETING INFORMATION

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Shareholder Meeting Notice and Admission Ticket

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Important Notice Regarding the Availability of Proxy Materials for the Bank of Hawaii Corporation Shareholders' Meeting to be Held on April 24, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, 2014 Annual Report on Form 10-K and Summary Annual Report to shareholders are available at:

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Shareholder Meeting Notice & Admission Ticket

Bank of Hawaii Corporation's Annual Meeting of Shareholders will be held on April 24, 2015 at 111 S. King Street, 5th Floor, Honolulu, HI, at 8:30 a.m. Hawaii Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR all nominees and FOR Proposals 2, 3 and 4:

1. Election of Directors.
   01 - S. Haunani Apoliona 02 - Mary G. F. Bitterman 03 - Mark A. Burak
   04 - Michael J. Chun 05 - Clinton R. Churchill 06 - Peter S. Ho
   07 - Robert Huret 08 - Kent T. Lucien 09 - Victor K. Nichols
   10 - Martin A. Stein 11 - Donald M. Takaki 12 - Barbara J. Tanabe
   13 - Raymond P. Vara, Jr. 14 - Robert W. Wo
2. Say on Pay - An advisory vote to approve executive compensation.
3. Approval of the Bank of Hawaii Corporation 2015 Director Stock Compensation Plan.
4. Ratification of Re-appointment of Ernst & Young LLP for 2015.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/boh**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials for Bank of Hawaii Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 14, 2015.

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Bank of Hawaii Corporation

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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ADD 2
ADD 3
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 24, 2015.

Vote by Internet

- Go to **www.envisionreports.com/boh**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - S. Haunani Apoliona	☐	☐	☐	02 - Mary G. F. Bitterman	☐	☐	☐	03 - Mark A. Burak	☐	☐	☐
04 - Michael J. Chun	☐	☐	☐	05 - Clinton R. Churchill	☐	☐	☐	06 - Peter S. Ho	☐	☐	☐
07 - Robert Huret	☐	☐	☐	08 - Kent T. Lucien	☐	☐	☐	09 - Victor K. Nichols	☐	☐	☐
10 - Martin A. Stein	☐	☐	☐	11 - Donald M. Takaki	☐	☐	☐	12 - Barbara J. Tanabe	☐	☐	☐
13 - Raymond P. Vara, Jr.	☐	☐	☐	14 - Robert W. Wo	☐	☐	☐				

	For	Against	Abstain
2. Say on Pay - An advisory vote to approve executive compensation.	☐	☐	☐
3. Approval of the Bank of Hawaii Corporation 2015 Director Stock Compensation Plan.	☐	☐	☐
4. Ratification of Re-appointment of Ernst & Young LLP for 2015.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THIS CARD.

C 1234567890 J N T

1 U P X 2 2 4 4 7 6 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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2015 Annual Meeting Admission Ticket

Bank of Hawaii Corporation
2015 Annual Meeting of Shareholders
April 24, 2015, 8:30 a.m. Hawaii Time
111 S. King Street, 5th floor
Honolulu, Hawaii
Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Notice of 2015 Annual Meeting of Shareholders

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111 S. King Street, 5th floor, Honolulu, HI

Proxy Solicited by the Board of Directors for Annual Meeting — April 24, 2015

Mark A. Rossi and Nathan J. Sult, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Bank of Hawaii Corporation to be held on April 24, 2015 at 8:30 a.m. or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For those who are participants in the Bank of Hawaii Retirement Savings Plan (the "Plan"), this proxy also covers all shares of Bank of Hawaii Corporation stock for which you have the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Plan. Please instruct the Trustee how to vote on these proposals by indicating your selection on the reverse of this Proxy card.

If the Trustee does not receive written instructions from you before 5 P.M. Central Time, on April 21, 2015, the Trustee will vote your shares held in the Plan in the same proportion as the shares for which instructions are received.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THIS CARD.

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